This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement, dated July 27, 2016
PROSPECTUS SUPPLEMENT
(To prospectus, dated December 4, 2015)
$
OM Asset Management plc
% Notes due 20
_______________
The % Notes due 20 (the “Notes”) will mature on , 20 , unless earlier redeemed. We will pay interest on the Notes quarterly in arrears every , , and , beginning , 2016. On or after , 20 , we may redeem all or a portion of the Notes at any time, or from time to time, as described in this prospectus supplement. The Notes will be issued in denominations of $25 and in integral multiples thereof.
The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our future unsecured senior indebtedness, including our 4.800% Senior Notes due 2026 (“2026 Notes”).
There is currently no market for the Notes. We will apply to list the Notes on the New York Stock Exchange under the symbol “ ” and, if the application is approved, expect trading in the Notes on the New York Stock Exchange to begin within 30 days after the Notes are first issued.
_______________
Investing in the Notes involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement, on page 2 of the accompanying base prospectus, and in our reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and which we incorporate by reference herein.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)%		$
Underwriting discount	%	$
Proceeds, before expenses, to OMAM	%	$
______________________
(1) Assumes no exercise of the underwriters’ overallotment option described below.
The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from , 2016.
We have granted the underwriters an option to purchase up to an additional $ aggregate principal amount of Notes within 30 days from the date of this prospectus supplement solely to cover overallotments.
Delivery of the Notes in book-entry only form will be made through the facilities of The Depository Trust Company (“DTC”) and its participants on or about , 2016.

Joint Book-Running Managers
BofA Merrill Lynch	Wells Fargo Securities	Citigroup

Joint Lead Manager
RBC Capital Markets
, 2016

i

PROSPECTUS
ABOUT THIS PROSPECTUS	2
RISK FACTORS	2
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION OF DOCUMENTS BY REFERENCE	3
FORWARD LOOKING STATEMENTS	4
THE COMPANY	5
RATIO OF EARNINGS TO FIXED CHARGES	5
USE OF PROCEEDS	5
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF ORDINARY SHARES	13
SELLING SHAREHOLDERS	31
PLAN OF DISTRIBUTION	32
LEGAL MATTERS	33
EXPERTS	33

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless we state otherwise or the context otherwise requires, references in this prospectus supplement to “OMAM” refer to OM Asset Management plc. For all periods after our reorganization (as described in “Business — Business History” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 15, 2016 (the “2015 Form 10-K”) incorporated by reference into this prospectus supplement and the accompanying base prospectus, which we refer to as the Reorganization), references to the “Company” refer to OMAM, and references to “we,” “our” and “us” refer to OMAM and its consolidated subsidiaries and equity accounted Affiliates, excluding discontinued operations, after giving effect to the Reorganization. For all periods prior to the Reorganization, references to the “Company” refer to Old Mutual (US) Holdings Inc., or OMUSH, a Delaware corporation and indirect, wholly owned subsidiary of OMAM, and references to “we,” “our” and “us” refer to OMUSH and its predecessors and their respective consolidated subsidiaries and equity accounted Affiliates, excluding discontinued operations. For periods subsequent to the Reorganization, references to the holding company excluding the Affiliates refer to OMAM Inc., a Delaware corporation and indirect, wholly owned subsidiary of OMAM, which we refer to as OMUS. Unless we state otherwise or the context otherwise requires, references in this prospectus supplement to “Affiliates” or an “Affiliate” refer to the boutique asset management firms in which we have an ownership interest, and references to “Funds” refer to our Affiliates’ sponsored investment entities. References in this prospectus supplement to our “Parent” refer to Old Mutual plc. References to “OMGUK” refer to OM Group (UK) Ltd., a wholly owned subsidiary of our Parent. References to the “initial public offering” refer to our initial public offering, which was consummated on October 15, 2014.

This prospectus supplement and the accompanying base prospectus are each part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the “Securities Act.” Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities described in the registration statement in one or more offerings. This document is in two parts. The first part, which is this prospectus supplement, describes the specific terms of this offering and other matters relating to us and the notes we are offering. The second part, which is the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement. Generally, when we refer to the “prospectus,” we are referring to both parts combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the accompanying base prospectus or any document incorporated therein, on the other hand, you should rely on the information contained in this prospectus supplement.

We and the underwriters have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any free writing prospectus prepared by us or incorporated by reference herein or therein. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. The prospectus supplement, the accompanying base prospectus or any free writing prospectus prepared by us do not constitute an offer to sell or the solicitation of an offer to buy our securities, nor do this prospectus supplement, the accompanying base prospectus or any free writing prospectus prepared by us constitute an offer to sell or the solicitation of an offer to buy our securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus prepared by us is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying base prospectus is delivered or the notes offered hereby are sold on a later date.

We incorporate by reference the documents listed in the “Incorporation of Documents by Reference” section of this prospectus supplement and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” other than any portions of the respective filings that were furnished under applicable SEC rules, until we issue all of the securities offered pursuant to this prospectus supplement and the accompanying base prospectus.

See “Risk Factors” for a description of certain factors relating to an investment in the notes. None of us, the underwriters or any of our or their respective representatives is making any representation to you regarding the legality of an investment by you under applicable legal investment or similar laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of a purchase of the notes.

NON-GAAP FINANCIAL MEASURES

Non-GAAP Supplemental Performance Measure - Economic Net Income
As supplemental information, we provide a non-GAAP performance measure that we refer to as economic net income, or ENI, which represents our management’s view of the underlying economic earnings generated by us. We define economic net income as ENI revenue less (i) ENI operating expenses, (ii) variable compensation, (iii) key employee distributions, (iv) net interest and (v) taxes. These ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP.
ENI is an important measure to investors because it is used by us to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. It is also an important measure because it assists management in evaluating our operating performance and is presented in a way that most closely reflects the key elements of our profit share operating model with our Affiliates. For a further discussion of how we use ENI and why ENI is useful to investors, see “—Overview—How We Measure Performance” in our 2015 Form 10-K incorporated by reference into this prospectus supplement and the accompanying base prospectus.
To calculate economic net income, we re-categorize certain line items on our Statement of Operations to reflect the following:

•
We exclude the effect of Funds consolidation in periods prior to January 1, 2015 by removing the portion of Fund revenues, expenses and investment return which were not attributable to our shareholders.

•	We include within management fee revenue any fees paid to Affiliates as a result of Funds consolidation in periods prior to January 1, 2015.

•	We include our share of earnings from equity-accounted Affiliates within other income in ENI revenue, rather than investment income.

•	We treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits.

•	We segregate from operating expenses variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees.
To reflect the Reorganization, we have excluded:

i.	notional corporate cost allocations which are non-cash expenses that have not recurred following the initial public offering;

ii.
interest expense historically paid to our Parent, as the related debt was restructured in connection with the initial public offering and thereafter has been eliminated from our consolidated results; and

iii.	historic mark-to-market co-investment gains and losses, because these investments and ongoing returns thereon have been allocated wholly to OMGUK.
We also make the following adjustments to U.S. GAAP results to more closely reflect our economic results:

iv.
We exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownerships interests may in certain circumstances be repurchased by OMUS at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on our balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by OMUS can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. Our Affiliate equity and profit interest plans have been designed to ensure OMUS is never required to repurchase more equity than we can reasonably recycle through variable compensation awards in any given twelve month period. OMUS may also choose to retain repurchased Affiliate equity or profit interests, entitling us to an additional share of future Affiliate earnings that represents an unrecognized economic asset to us.

v.
We exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business.

vi.
We exclude capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets.

vii.
We exclude the results of discontinued operations attributable to controlling interests since they are not part of our ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business.

viii.
We exclude deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

We also adjust our income tax expense to reflect any tax impact of our ENI adjustments.
Additional categories of economic net income adjustments that we may make in the future include, but are not limited to:

•
the exclusion of seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of our earnings from managing client assets, which therefore differs from earnings generated by our investments in Affiliate products, which can be variable from period to period.

•	the exclusion of non-contractual, non-cash interest expense recognized under U.S. GAAP in connection with the unwinding of discounts implicit in long-term financial liabilities.

•	the inclusion of cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that are not recognized within earnings under U.S. GAAP.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein, contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words. These statements are only predictions.
Any forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein, are based upon our historical performance and on our current plans,

v

estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various known and unknown risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement. The forward-looking statements made in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein, relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. This summary may not contain all of the information that may be important to you or that you should consider before buying any of the Notes. You should read the entire prospectus supplement and the accompanying base prospectus carefully. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. In particular, you should read the section entitled “Risk Factors” in our 2015 Form 10-K incorporated by reference into this prospectus supplement and the accompanying base prospectus. In addition, you should also read our Financial Statements and the related Notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations also included in our 2015 Form 10-K.

Our Business
We are a global, diversified, multi-boutique asset management company with $218.0 billion of assets under management, or “AUM”, as of March 31, 2016. We currently operate our business through our seven Affiliates. We are a majority-owned indirect subsidiary of Old Mutual plc, an international investment, savings, insurance and banking group established in 1845.
Our business model combines the investment talent, entrepreneurialism, focus and creativity of leading asset management boutiques with the resources and capabilities of a larger firm. We have a permanent partnership structure with our Affiliates that preserves the unique culture that has made each of them successful and provides them with investment and day-to-day operational autonomy. We ensure that key management professionals at each Affiliate retain meaningful levels of equity in their own businesses to maintain strong alignment of interests between us, our Affiliates, their clients, and our shareholders. Our approach to investing in Affiliates includes a profit-sharing arrangement to provide incentives for growth and prudent business management across multiple generations of Affiliate partners.
We have broad and deep experience in working with boutique asset managers, and we leverage the expertise and resources within our organization to engage actively with our Affiliates and provide them with capabilities generally unavailable to specialist asset management firms. We work with our Affiliates to identify and execute upon growth opportunities for their businesses in areas such as business line expansion and product development, as well as activities critical to the operational success of investment boutiques, including talent management, risk management and compliance support. Our Company-led Global Distribution team complements and enhances the distribution capabilities of our Affiliates. Furthermore, our collaboration with our Affiliates extends to the commitment of seed and co-investment capital to launch new products and investment capital to financially support new growth initiatives. Our business development professionals, all of whom have prior experience executing M&A transactions for asset managers, facilitate growth opportunities for both us and individual Affiliates by sourcing and structuring investments in new Affiliates as well as add-on acquisitions on behalf of existing Affiliates.

Currently, our business comprises interests in the following Affiliates:1

**OMAM**

Investment / Seed Capital · Corporate Development · Talent Management · Risk and Compliance · Shared Services · Distribution

**ACADIAN**

**HQ:** Boston, MA
**Founded:** 1986
**AUM:** $69.6 bn
A leading quantitatively-oriented manager of active global and international equity, and alternative strategies

**BARROW, HANLEY, MEWHINNEY & STRAUSS**

**HQ:** Dallas, TX
**Founded:** 1979
**AUM:** $90.3 bn
A widely recognized value-oriented investment manager of U.S., international and global equities, fixed income, and a range of balanced investment management strategies

**CampbellGlobal** — FOREST & NATURAL RESOURCE INVESTMENTS

**HQ:** Portland, OR
**Founded:** 1981
**AUM:** $4.9 bn
A leading sustainable timber and natural resource investment manager that seeks to deliver superior investment performance by focusing on unique acquisition opportunities, client objectives and disciplined management

**Copper Rock** — CAPITAL PARTNERS

**HQ:** Boston, MA
**Founded:** 2005
**AUM:** $4.9 bn
A specialized growth equity investment manager of small-cap international, global and emerging markets equity strategies

**HEITMAN** — A REAL ESTATE INVESTMENT MANAGEMENT FIRM

**HQ:** Chicago, IL
**Founded:** 1966
**AUM:** $30.6 bn
A leading real estate investment manager of high quality global strategies focused on private real estate equity, public real estate securities, and real estate debt

**ICM** — INVESTMENT COUNSELORS OF MARYLAND, LLC

**HQ:** Baltimore, MD
**Founded:** 1972
**AUM:** $1.8 bn
A value-driven domestic equity manager with product offerings across the entire capitalization range and a primary focus on small-cap companies

**TS&W** — Thompson, Siegel & Walmsley LLC — INVESTMENT MANAGEMENT

**HQ:** Richmond, VA
**Founded:** 1969
**AUM:** $15.9 bn
A value-oriented investment manager focused on small- and mid-cap U.S. equity, international equity and fixed income strategies

Our diversification, by Affiliate, asset class, geography and investment strategy, enhances relative earnings stability and provides multiple sources of growth for us. Collectively, our Affiliates offer over 100 distinct, active investment strategies in U.S., global, international and emerging markets equities, U.S. fixed income, and alternative investments, including timber and real estate. In addition, there is significant diversification within each of our Affiliate firms through the breadth of their respective investment capabilities. We believe our Affiliates have generated strong absolute and relative performance records. As of March 31, 2016, the percentage of our revenue represented by AUM outperforming their investment benchmarks on a one-, three-, and five-year basis was 46%, 68% and 77%, respectively. As a result, our Affiliates have attracted meaningful net revenue cash flows in recent periods, aggregating $14.9 million for the twelve months ended March 31, 2016, representing 2.0% of beginning-of-period run rate management fee revenue, including equity-accounted Affiliates. Client asset flows were $(2.5) billion in net flows for the twelve months ended March 31, 2016, representing (1.1)% of beginning-of-period AUM.
Through our Affiliates, we serve a diverse investor base in the institutional and sub-advisory channels in the U.S. and around the world. These clients are highly sophisticated, value the stability and equity ownership of our Affiliates, and typically reward our Affiliates’ strong process-driven investment performance with long-term relationships and asset flows. Our sub-advisory clients also provide access to the growing retail and defined-contribution marketplace as decision makers take a more institutional approach to choosing asset management providers. Our Affiliates currently manage assets for non-U.S. clients in 28 countries, including Australia, Canada, Ireland, Japan, the Netherlands, South Africa, South Korea, Switzerland, and the United Kingdom. Our Company-led Global Distribution platform, launched in 2012, has contributed to the increase of our non-U.S. assets under management. As a result of this effort, we have raised $10.9 billion of new client assets for our current seven Affiliates from the start of 2012 through December 31, 2015.
___________________________
1AUM as of March 31, 2016.

Net revenue flows and positive investment performance, in conjunction with the successful execution of our business strategy, have led to growth in revenues and net income. Our U.S. GAAP revenues were $519.8 million in 2013 (excluding consolidated Funds) and $699.3 million in 2015, representing a compound annual growth rate, or CAGR, of 16.0%. Our U.S. GAAP net income from continuing operations attributable to controlling interests increased from $19.4 million in 2013 to $154.7 million in 2015, a CAGR of 182.4%. We measure financial performance primarily through ENI, a non-GAAP measure that we believe better reflects our underlying economic performance and returns to shareholders. Our ENI revenues from 2013 through 2015 grew from $527.5 million to $663.9 million(1), for a CAGR of 12.2%. Over this period, our pre-tax ENI grew from $153.0 million to $203.5 million (excluding the impact of the non-recurring performance fee), representing a CAGR of 15.3%. For additional information regarding economic net income, and reconciliations to U.S. GAAP, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Supplemental Performance Measure—Economic Net Income” in our 2015 Form 10-K and note 6 in “Summary Historical Consolidated and Combined Financial Data.”
Total AUM: $218.0 billion

Data as of March 31, 2016

(1)	Excludes the impact of the non-recurring performance fee earned in the year ended December 31, 2015.

Recent Developments
Quarter Ended June 30, 2016
Our AUM as of June 30, 2016 were $218.8 billion, an increase of $0.8 billion, or 0.4%, as compared to our AUM as of March 31, 2016 and an increase of $6.4 billion, or 3.0%, as compared to our AUM as of December 31, 2015. Our outstanding indebtedness from third party borrowings was $50.0 million as of June 30, 2016.

2026 Notes
On July 25, 2016, we completed the closing of the issuance and sale of $250 million aggregate principal amount of our 2026 Notes. See our Current Report on Form 8-K filed with the SEC on July 25, 2016 and incorporated by reference into this prospectus supplement and the accompanying base prospectus. On July 26, 2016, we reopened the offering of our 2026 Notes and sold an additional $25 million aggregate principal amount of our 2026 Notes. The closing of the issuance and sale of the additional 2026 Notes is expected to be completed on July 29, 2016, subject to the satisfaction or waiver of customary closing conditions.

Landmark Partners Purchase and Sale Agreement
On June 13, 2016, we entered into a Purchase and Sale Agreement with Landmark Partners, LLC, a Delaware limited liability company (“Landmark”) and its members (the “Purchase Agreement”). Landmark is a private equity, real estate and real assets investment company specializing in secondary funds with approximately $15.5 billion of committed capital since its founding in 1989.

Pursuant to the terms of, and subject to the satisfaction or waiver of the conditions contained in, the Purchase Agreement, we will acquire a 60% interest in Landmark in exchange for $240 million of cash consideration at closing, subject to a customary working capital adjustment and a post-closing true-up mechanism, with the potential for an additional payment of up to $225 million following the second anniversary of the closing based on the growth of Landmark’s business (the “Landmark Acquisition”). The interest of Landmark purchased by us pursuant to the Purchase Agreement entitles us to participate in the management fee earnings of Landmark. Immediately following the closing, certain key members of the management team of Landmark will retain the remaining 40% interest in Landmark.

The Purchase Agreement contains various closing conditions, including, among others, (i) Landmark receiving consent to the transaction from clients representing 90% of Landmark revenue and (ii) the negotiation and execution of various documents by and among Landmark, its members and us, including, without limitation, (a) employment agreements between Landmark and key members of its management, (b) an amended and restated limited liability company agreement of Landmark and (c) a limited liability company agreement for the entity through which key employees will own an interest in Landmark. Subject to the satisfaction or waiver of the closing conditions in the Purchase Agreement, the Landmark Acquisition is expected to close in the third quarter of 2016. As the Landmark transaction is subject to conditions, including conditions beyond our control, we can offer no assurance that such transaction will close.

Amendment of Seed Capital Management Agreement
In connection with our initial public offering, we entered into a seed capital management agreement, dated October 8, 2014, as amended, with our Parent and certain of its affiliates (the “Seed Capital Management Agreement”). The Seed Capital Management Agreement governs the deployment of certain seed capital investments in various mandates that our Affiliates manage. See “Certain Relationships and Related Party Transactions-Relationship with Our Parent and OMGUK” in our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 and incorporated by reference into this prospectus supplement and the accompanying base prospectus for additional information regarding the Seed Capital Management Agreement.

On June 13, 2016, we entered into a Heads of Agreement with our Parent for the purpose of amending the Seed Capital Management Agreement. The effect of the Heads of Agreement is (i) the acceleration of the transfer of approximately $32 million of seed investments to our balance sheet on or around June 30, 2016; (ii) the reduction of the seed capital investments managed by us but owned by the Parent to $100 million; and (iii) the acceleration of the transfer of all remaining seed capital investments covered by the Seed Capital Agreement to our balance sheet on or around June 30, 2017. All seed capital was originally expected to be transferred to us on or around January 15, 2018.

Amendment of Deferred Tax Asset Deed
In connection with our initial public offering, we entered into a Deferred Tax Asset Deed (“DTA”) with OMGUK that provides for the payment by OMAM to OMGUK of amounts equal to certain deferred tax assets ($190.5 million as of March 31, 2016) existing as of the date of the closing of our initial public offering. See “Certain Relationships and Related Party Transactions—Relationship with Our Parent and OMGUK” in our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 and incorporated by reference into this prospectus supplement and the accompanying base prospectus for additional information regarding the DTA.

On June 13, 2016, we entered into a Heads of Agreement with OMGUK related to the DTA. The Heads of Agreement amends the DTA to provide that our obligations to make future payments to OMGUK under the DTA, which were originally scheduled to continue until January 31, 2020, shall be terminated as of December 31, 2016 in exchange for a payment of the net present value of the future payments due to OMGUK valued as of December 31, 2016. The valuation shall be calculated using a discount rate of 8.5% and be paid by us in three installments on each of June 30, 2017, December 31, 2017 and June 30, 2018, such payments forward valued at a discount rate of 8.5%.

Share Repurchase Program

On February 3, 2016, our Board of Directors authorized a $150.0 million share repurchase program, which was approved by our shareholders on March 15, 2016. We repurchased $3.8 million of our ordinary shares during the three months ended March 31, 2016. As of March 31, 2016, $146.2 million remained available to repurchase our ordinary shares under the February 2016 program. On April 29, 2016, at our Annual General Meeting, our shareholders (excluding our Parent) authorized a form of contract by which we would be permitted to repurchase our ordinary shares directly from our Parent.

Our Principal Shareholder
As of the date of this prospectus supplement, our Parent indirectly holds a majority of the voting power of our share capital through OMGUK’s ownership of 65.9% of our outstanding ordinary shares. Pursuant to a Shareholder Agreement between us, our Parent and OMGUK, our Parent will, for so long as it remains the majority owner of our ordinary shares, have the right to appoint a majority of the directors to our Board of Directors and, for so long as it owns certain specified percentages of our outstanding ordinary shares that are less than a majority but greater than or equal to 7%, the right to appoint a certain number of directors to our Board of Directors. These rights and certain other rights described below give our Parent significant power to influence our policies and affairs. The Shareholder Agreement also grants our Parent approval rights over certain matters ending on the date that our Parent ceases to beneficially own at least 20% of our outstanding ordinary shares, including, among others, certain mergers and acquisitions and certain issuances of share capital, and for periods after our Parent ceases to beneficially own more than 50% of our outstanding ordinary shares the incurrence of debt above a specified threshold and the declaration or payment of a dividend other than in accordance with our dividend policy approved by our Board of Directors as of the date that our Parent ceases to beneficially own more than 50% of our outstanding ordinary shares. Our Board of Directors has adopted policies and procedures which give our Parent significant influence over our business, including budgets, business strategy, acquisitions, expenditures in excess of our budget, financings, insurance, declaration and payment of dividends, risk management, entering into a new line of business, public statements relating to financial performance of our Parent, human resources policies and compensation.
Please see the section entitled “Risk Factors” in our 2015 Form 10-K incorporated by reference in this prospectus supplement and the accompanying base prospectus. See also “Certain Relationships and Related Party Transactions—Relationship with Our Parent and OMGUK” in our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 and incorporated by reference into this prospectus supplement and the accompanying base prospectus for additional information regarding these and other arrangements with our Parent and OMGUK.

On March 11, 2016, our Parent announced the results of a strategic review, which included a plan to separate its underlying businesses, including OMAM. Our Parent further announced on June 28, 2016 its intention to continue the phased reduction of its holdings in OMAM in an orderly manner and that it expects the separation to be materially complete by the end of 2018. We can provide no assurances as to the timing or manner in which our Parent may execute upon its strategy with respect to the separation process and any impact such separation may have on us.
Corporate Information
Our principal executive offices and registered office are located at Ground Floor, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, and our telephone number is +44-20-7002-7000. Our Internet address is https://www.omam.com. Information on or accessible through our website is not part of this prospectus supplement or the accompanying base prospectus.

THE OFFERING

The summary below sets forth some of the principal terms of the Notes. Please read the “Description of Notes” section in this prospectus supplement for a more detailed description of the terms and conditions of the Notes.

Issuer	OM Asset Management plc
Notes Offered	$ aggregate principal amount of % Notes due 20 .
Maturity of Notes	The Notes mature on , 20 unless previously redeemed as described below under “Description of Notes—Optional Redemption.”
Interest Rate	% per annum.
Interest Payment Dates	We will pay interest on the Notes on every , , and , beginning on , 2016.
Change of Control Repurchase Event
If a change of control repurchase event occurs, we must offer to repurchase all the Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to but excluding the repurchase date. See “Description of the Notes—Covenants—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Limitation on Liens
We and our subsidiaries will not create, assume, incur or guarantee any indebtedness that is secured by a Lien on any voting stock or profit participating equity interests of any of our significant subsidiaries, without providing that the Notes will be equally and ratably secured. See “Description of the Notes—Covenants—Limitations on Liens.”

Ranking
The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with the 2026 Notes and all of our other unsecured and unsubordinated senior indebtedness from time to time outstanding.

As of March 31, 2016, on an as adjusted basis giving effect to the 2026 Notes offerings, we and our subsidiaries had approximately $360.0 million of indebtedness and $49.6 million of trade payables, of which $0.0 million and $23.1 million, respectively, were obligations of our subsidiaries. As of March 31, 2016, we had no secured indebtedness outstanding.

Optional Redemption
We have the option to redeem all or a portion of the Notes at any time, or from time to time, on or after , 20 on no less than 30 nor more than 60 days’ notice sent to holders thereof at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes—Optional Redemption.”

Additional Amounts; Redemption for Tax Reasons
All payments made by us with respect to the Notes will be made without withholding or deduction for taxes unless required by law. If withholding or deduction is required for taxes imposed by certain taxing jurisdictions, subject to certain exceptions, we will pay such additional amounts as may be necessary so that the net amount received by the holders of the Notes after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See “Description of the Notes—Additional Amounts.”

If certain changes in the law of any relevant taxing jurisdiction become effective that would impose withholding taxes on the payments on the Notes, we may redeem the Notes in whole, but not in part, at any time, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of redemption. See “Description of the Notes—Redemption for Tax Reasons.”

Sinking Fund	None.
Listing
We will apply to list the Notes on the New York Stock Exchange under the symbol “ ” and, if the application is approved, expect trading in the Notes on the New York Stock Exchange to begin within 30 days after the Notes are first issued.

Use of Proceeds	See “Use of Proceeds.”
Trustee	Wilmington Trust, National Association
Securities Administrator and Paying Agent	Citibank, N.A.
Governing Law	New York law.
Certain Risk Factors	An investment in the Notes involves risks. Please refer to the risk factors in this prospectus supplement and in the accompanying base prospectus and the risk factors included in our 2015 Form 10-K.

SUMMARY HISTORICAL CONSOLIDATED AND COMBINED FINANCIAL DATA

The summary statement of operations data for the years ended December 31, 2015, 2014 and 2013 have been derived from our audited Consolidated Financial Statements included in our 2015 Form 10-K incorporated by reference into this prospectus supplement and the accompanying base prospectus. The summary consolidated financial data as of and for the three months ended March 31, 2016 and 2015 have been derived from our unaudited Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and filed with the SEC on May 10, 2015 (the “First Quarter Form 10-Q”) incorporated by reference into this prospectus supplement and the accompanying base prospectus, and have been prepared on substantially the same basis as our Consolidated Financial Statements that were audited in accordance with U.S. GAAP and include all adjustments that we consider necessary for a fair statement of our consolidated statements of operations for the periods and as of the dates presented therein. Our results for the three months ended March 31, 2016 are not necessarily indicative of our results for a full year.

The following summary consolidated financial data should be read in conjunction with, and is qualified by reference to, “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Consolidated Financial Statements and notes thereto contained in our 2015 Form 10-K and our First Quarter Form 10-Q.

($ in millions, except per share data as noted)	Three Months Ended		Years Ended
	March 31,		December 31,
U.S. GAAP Statement of Operations Data(2):	2016 (1)	2015 (1)	2015	2014	2013
Management fees(3)	$149.6	$156.9	$637.2	$569.7	$478.2
Performance fees	—	3.6	61.8	34.3	18.1
Other revenues	—	0.1	0.3	1.6	1.8
Consolidated Funds’ revenue(3)	—	—	—	450.7	430.5
Total Revenue(3)	$149.6	$160.6	$699.3	$1,056.3	$928.6
Net income before tax from continuing operations attributable to controlling interests(4)	$44.0	$46.2	$201.3	$68.1	$32.7
Net income from continuing operations attributable to controlling interests(3)(4)	30.6	34.0	154.7	55.3	19.4
Net income (loss) from continuing operations(3)	30.8	34.2	154.7	(45.0)	(97.1)
U.S. GAAP operating margin(3)(5)	27%	28%	27%	(6)%	(11)%
U.S. GAAP basic earnings per share from continuing operations attributable to controlling interests	$0.26	$0.28	$1.28	$0.46	$0.16
U.S. GAAP diluted earnings per share from continuing operations attributable to controlling interests	$0.26	$0.28	$1.28	$0.46	$0.16

($ in millions, except as noted)	Three Months Ended		Years Ended
	March 31,		December 31,
Non-GAAP Data(1)(7):	2016	2015	2015	2014	2013
Economic net income(6):
Management fees	$149.6	$156.9	$637.2	$589.9	$499.8
Performance fees	—	3.6	13.7	34.3	18.1
Other revenues	3.3	2.8	13.0	11.2	9.6
Total ENI revenue	$152.9	$163.3	$663.9	$635.4	$527.5
Pre-tax economic net income	$42.9	$51.0	$203.5	$204.1	$153.0
Economic net income, excluding non-recurring performance fee	32.0	37.3	149.7	151.3	122.9
Economic net income	32.0	37.3	161.1	151.3	122.9
ENI operating margin(8)	34%	37%	37%	39%	34%
ENI earnings per share, excluding non-recurring performance fee, basic(7)	$0.27	$0.31	$1.25	$1.26	$1.02
ENI earnings per share, excluding non-recurring performance fee, diluted(7)	0.27	0.31	1.24	1.26	1.02
Economic net income per share (including non-recurring performance fee), basic(6)	0.27	0.31	1.34	1.26	1.02
Economic net income per share (including non-recurring performance fee), diluted(6)	0.27	0.31	1.34	1.26	1.02
Other Operational Information(1):
Assets under management at period end (in billions)	$218.0	$224.0	$212.4	$220.8	$198.8
Net client cash flows (in billions)	2.4	(0.2)	(5.1)	9.5	10.5
Annualized revenue impact of net flows (in millions)(9)	7.3	11.3	18.9	54.5	42.5

	As of March 31, 2016(1)	As of December 31,
($ in millions)		2015	2014	2013
U.S. GAAP Balance Sheet Data:
Total assets(10)	$939.8	$1,014.1	$7,772.9	$8,551.8
Total assets attributable to controlling interests	939.8	1,014.1	993.2	1,014.4
Total debt(10)	85.0	90.0	4,309.9	5,469.0
Total debt attributable to controlling interests	85.0	90.0	214.0	1,043.2
Total liabilities(10)	763.6	848.2	5,215.5	6,015.9
Total liabilities attributable to controlling interests	763.6	848.2	956.7	1,461.1
Net assets(10)	$176.2	$165.9	$2,557.4	$2,535.9
Redeemable non-controlling interests in consolidated Funds(3)	—	—	(61.9)	(403.3)
Non-controlling interests in consolidated Funds(3)	—	—	(2,459.0)	(2,579.3)
Non-controlling interests	—	—	—	(0.1)
Shareholders’ equity (deficit)	$176.2	$165.9	$36.5	$(446.8)

(1)	Unaudited.

(2)
The U.S. GAAP Statement of Operations Data above has been presented on a continuing operations basis. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2015 Form 10-K and our First Quarter Form 10-Q for further discussion of our results of operations, including discontinued operations, and a reconciliation to the results from continuing operations.

(3)
Statement of operations data presented in accordance with U.S. GAAP include the results of consolidated Funds managed by our Affiliates where it has been determined these entities are controlled by our Company. The effects of consolidating these entities include a reduction in management fee revenue of $21.6 million and $20.1 million per annum for fiscal years 2013 and 2014, respectively, with offsetting increases in the results of consolidated Funds. The net income from continuing operations presented as attributable to controlling interests exclude the income or loss directly attributable to third-party Fund investors, and represent the net amounts attributable to our shareholders. In the first quarter of 2015, we elected to adopt the provisions of Accounting Standards Update No. 2015-02, or ASU 2015-02, effective on January 1, 2015 using the modified retrospective method, which resulted in the de-consolidation of all Funds previously consolidated as of December 31, 2014. As of January 1, 2015, there were no new Funds which required consolidation pursuant to ASU 2015-02, and total revenue, U.S. GAAP operating margin and net income (loss) from continuing operations for the year ended December 31, 2015 and for the three months ended March 31, 2016 and 2015 are therefore not directly comparable to the years ended December 31, 2013 and 2014.

(4)The following table reconciles our net income attributable to controlling interests to our net income from continuing operations attributable to controlling interests and our pre-tax income from continuing operations attributable to controlling interests:

($ in millions)	Three Months Ended		Years Ended
	March 31,		December 31,
	2016	2015	2015	2014	2013
Net income attributable to controlling interests	$30.8	$34.2	$155.5	$51.7	$25.7
Exclude: Loss (profit) on discontinued operations attributable to controlling interests	(0.2)	(0.2)	(0.8)	3.6	(6.3)
Net income from continuing operations attributable to controlling interests	30.6	34.0	154.7	55.3	19.4
Add: Income tax expense	13.4	12.2	46.6	12.8	13.3
Pre-tax income from continuing operations attributable to controlling interests	$44.0	$46.2	$201.3	$68.1	$32.7

(5)
U.S. GAAP operating margin equals operating income (loss) from continuing operations divided by total revenue. In the first quarter of 2015, we elected to adopt the provisions of ASU 2015-02, effective on January 1, 2015 using the modified retrospective method, which resulted in the de-consolidation of all Funds previously consolidated as of December 31, 2014. Excluding the effect of Funds consolidation in periods prior to January 1, 2015, the U.S. GAAP operating margin would be 17% for the year ended December 31, 2014 and 18% for the year ended December 31, 2013.

(6)
Economic net income is discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Supplemental Performance Measure—Economic Net Income” in our 2015 Form 10-K and our First Quarter Form 10-Q. Pre-tax and post-tax economic net income are presented after Affiliate key employee distributions. These measures are conceptually equivalent to net income before tax from continuing operations attributable to controlling interests and net income from continuing operations attributable to controlling interests, respectively.

The following table reconciles U.S. GAAP net income from continuing operations attributable to controlling interests to economic net income after taxes for the three months ended March 31, 2016 and 2015 and the years ended December 31, 2015, 2014 and 2013:

($ in millions)		Three Months Ended		Years Ended
		March 31,		December 31,
		2016	2015	2015	2014	2013
U.S. GAAP net income from continuing operations attributable to controlling interests		$30.6	$34.0	$154.7	$55.3	$19.4
Adjustments related to restructuring and reorganization actions undertaken in connection with the Company’s initial public offering:
i.	Non-cash notional parent corporate cost allocation	—	—	—	3.4	3.3
ii.	Intercompany interest expense	—	—	—	49.8	72.2
iii.	Co-investment (gain)	—	—	—	(2.6)	(3.0)
Adjustments to reflect the economic earnings of the Company:
iv.	Non-cash key employee-owned equity and profit-interest revaluations	(1.3)	4.8	18.2	83.0 *	47.7
v.	Amortization and impairment of goodwill and acquired intangible assets	0.1	—	0.2	0.1	0.1
vi.	Capital transaction costs	0.1	—	2.3	—	—
vii.	Restructuring costs	—	—	0.6	2.2	—
viii.	ENI tax normalization	2.0	0.4	(6.3)	(6.7)	1.2
Tax effect of above adjustments**		0.5	(1.9)	(8.6)	(33.2)	(18.0)
Economic net income (including the non-recurring performance fee)		32.0	37.3	161.1	151.3	122.9
Non-recurring performance fee, net***		—	—	(11.4)	—	—
Economic net income, excluding the non-recurring performance fee		$32.0	$37.3	$149.7	$151.3	$122.9

*	Includes $31.6 million related to the purchase of additional ownership interests in an Affiliate.

**	Reflects the sum of line items iii, iv, v, vi and vii taxed at the 40.2% U.S. statutory rate (including state tax).

***
In the second quarter of 2015, we recorded a non-recurring gross performance fee of $48.1 million.  The $11.4 million represents the net amount accruing to OMAM after Affiliate contractual variable compensation, other directly related expenses, and the tax effect of the non-recurring performance fee calculated using a 40.2% tax rate.

(7)
In the second quarter of 2015, we recorded a non-recurring performance fee of $11.4 million, net of associated expenses and taxes. While all performance fees fall within OMAM’s definition of economic net income, we believe that the unique characteristics of this fee, including its size and the extraordinary investment performance of the underlying product, make it unrepresentative of our recurring economics. We have therefore presented our economic net income statement of operations with this non-recurring performance fee excluded from revenue and expenses and presented it on a net basis after economic net income before the non-recurring performance fee. This presentation provides a more comparative view across reporting periods of the line items which make up ENI revenue and expense. Unless explicitly noted, the revenue, expense and key metrics discussed herein exclude the impact of the non-recurring performance fee.

(8)
ENI operating margin before Affiliate key employee distributions is a non-GAAP efficiency measure, calculated based on earnings after variable compensation divided by ENI revenue. For a more detailed discussion of the differences between U.S. GAAP net income and economic net income, see “—Non-GAAP Supplemental Performance Measure—Economic Net Income” in our 2015 Form 10-K and our First Quarter Form 10-Q.

(9)
Annualized revenue impact of net flows excludes market appreciation or depreciation. Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. The annualized management fees are calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow, excluding any current or future market appreciation or depreciation, or the net assets lost in the account in the event of an outflow, excluding any current or future market appreciation or depreciation. For a further discussion of the uses and limitations of the annualized revenue impact of net flows, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Assets Under Management” in our 2015 Form 10-K and our First Quarter Form 10-Q.

(10)
Balance sheet data presented in accordance with U.S. GAAP for the years 2013 through 2014 include the results of Funds managed by our Affiliates where it has been determined these entities are controlled by our Company. Consolidated assets and liabilities of these entities that are attributable to third-party investors, or non-controlling interests, have the effect of increasing our consolidated assets and liabilities. The net assets and liabilities presented as attributable to controlling interests exclude the portions directly attributable to these third-party investors, and represent the net amounts attributable to our shareholders. Similarly, Shareholders’ equity (deficit) represents our net assets after excluding net assets directly attributable to these third-party investors.

RISK FACTORS
Any investment in the Notes involves a high degree of risk. You should consider carefully the following risk factors, as well as those risk factors included in the accompanying base prospectus and those risks relating to our business and corporate structure under the heading “Risk Factors” in our 2015 Form 10-K incorporated by reference herein, before buying any of the Notes. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in Exchange Act reports that we file with the SEC, which will be incorporated herein by reference. If any of the following risks actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If any of such events does occur, you may lose all or part of your original investment in the Notes.
Risks Related to the Notes
Our debt is structurally subordinated to the debt and other liabilities of our subsidiaries.
The Notes are obligations exclusively of OMAM. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our debt is “structurally subordinated” to all existing and future debt, trade creditors, and other liabilities of our subsidiaries, including our Affiliates. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its bankruptcy, liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. The indenture governing the Notes does not restrict our or our subsidiaries’ ability to incur unsecured indebtedness, to pay dividends or make distributions on, or redeem or repurchase our equity securities, or to engage in highly leveraged transactions that would increase the level of our indebtedness.

As of March 31, 2016, on an as adjusted basis giving effect to the 2026 Notes offerings, we and our subsidiaries had approximately $360.0 million of indebtedness and $49.6 million of trade payables, of which $0.0 million and $23.1 million, respectively, were obligations of our subsidiaries.
The Notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the property securing that indebtedness.

The Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to any of our secured indebtedness with respect to the assets that secure that indebtedness to the extent of the value of such assets. Although we currently have no secured indebtedness outstanding, we may incur secured debt in the future. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the Notes only after all secured debt has been paid in full. As a result, the holders of the Notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

We depend upon our subsidiaries to service our debt.
Our cash flow and our ability to service our debt, including the Notes, is dependent upon the earnings of our subsidiaries. Our subsidiaries are separate and distinct legal entities. They have no obligation to pay any amounts due under the Notes or to provide us with funds for our payment obligations. Payment to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and other business considerations.

We may not have sufficient funds to finance a change of control offer, if one is required.
The source of funds that will be required to repurchase Notes in the event of a change of control repurchase event will be our available cash or cash generated from our subsidiaries’ operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any change of control repurchase event to make required repurchases of Notes tendered. The occurrence of certain change of control events will constitute an event of default under our revolving credit facility entitling the lenders to accelerate any indebtedness outstanding under the facility and to terminate the facility. Our future debt instruments may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a change of control repurchase event, the financial effect of this repurchase could cause a default under future debt instruments, even if the change of control repurchase event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the change of control repurchase event to make the required repayment or repurchase of our other debt and the Notes. See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

We may incur additional indebtedness, including additional Notes.

The Notes and the indenture under which the Notes will be issued do not place any limitation on the amount of unsecured debt that we may incur. We may from time to time without notice to, or the consent of, the holders of the Notes, incur additional indebtedness, including notes of a new or existing series. The amount of such debt could be substantial and any senior indebtedness we incur will rank equally with the Notes with respect to payment of principal and interest. As of March 31, 2016 we had outstanding indebtedness from third party borrowings of $85.0 million.

Ratings of Notes may not reflect all risks of an investment in the Notes.
We expect that the Notes will be rated by at least two nationally recognized statistical rating organizations. The ratings of the Notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold the Notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. As a result, the ratings of the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your Notes.

Downgrades or other changes in our credit ratings could reduce the market value of the Notes and affect our financial results.

The credit ratings assigned to our unsecured indebtedness, including the Notes upon issuance, may affect our ability to obtain new financing and the costs of our financing. It is possible that rating agencies may downgrade our credit ratings or change their outlook about us, which may reduce the price that a subsequent purchaser may be willing to pay for the Notes. Such a downgrade could increase our cost of capital and make our efforts to raise capital more difficult and, in turn, adversely affect our financial results.

We cannot assure you of the market price for the Notes.
If you are able to resell your Notes, the price you receive will depend on many other factors in addition to our credit ratings, each of which may vary over time, including:

•	the number of potential buyers of the Notes;

•	the level of liquidity of the Notes;

•	our financial performance;

•	the amount of total indebtedness we have outstanding;

•	the level, direction and volatility of market interest rates and credit spreads generally;

•	the market for similar securities;

•	the repayment and redemption features of the Notes; and

•	the time remaining until your Notes mature.
The terms of the indenture and the Notes provide only limited protection against significant corporate events that could adversely impact your investment in the Notes.
While the indenture and the Notes contain terms intended to provide protection to noteholders upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the Notes.
Furthermore, the indenture for the Notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness;

•
restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness, including secured indebtedness, that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the Notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes; or

•	limit our ability to sell, merge or consolidate any of our subsidiaries, except for certain limitations in the event of a sale, merger or consolidation involving substantially all of our assets.
As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.

An active trading market for the Notes may not develop.
The Notes are a new issue of securities with no established trading market. Although we have applied to list the Notes on the New York Stock Exchange, we can give no assurances concerning the liquidity of any market that may develop for the Notes offered hereby, the ability of any investor to sell the Notes or the price at which investors would be able to sell them. Certain of the underwriters have advised us that they currently intend to make a market in the Notes. However, the underwriters are not obligated to do so, and any market-making with respect to the Notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell your Notes at their fair market value or at all.
Consequently, investors may not be able to liquidate their investment readily, and lenders may not readily accept the Notes as collateral for loans.
The Notes are expected to trade “flat,” meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not included in the trading price.
Redemption may adversely affect your return on the Notes.
On or after July , 20 we will have the right to redeem at par some or all of the Notes prior to maturity, as described under “Description of the Notes—Optional Redemption.” We may redeem the Notes at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the Notes. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.
A U.K. exit from the European Union could adversely impact our business.

On June 23, 2016, U.K. citizens voted in a referendum to leave the European Union. The consequences of this vote, and the possible exit of the U.K., together with what may be protracted negotiations around the terms of any exit, are uncertain. The exit of the U.K. from the European Union and the uncertainty regarding the form and timing of such exit may have adverse effects on the U.K., European and worldwide economy and market conditions and contribute to currency exchange fluctuations. Although an immaterial portion of our revenue is impacted by changes in value of the British pound, any negative impact to overall investor confidence or instability in the global macroeconomic environment could have an adverse economic impact on our results from operations. In addition, a withdrawal of the U.K. from the European Union could lead to legal uncertainty and potential regulatory changes. The effect of any of these risks, were they to materialize, is difficult to quantify, but could increase our operating and compliance costs and could negatively impact the value of our securities.

USE OF PROCEEDS
We estimate the net proceeds to us from this offering will be approximately $ million, assuming no exercise of underwriters option to purchase additional Notes and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the offering for general corporate purposes, including the funding of certain seed and co-investment capital investments.

CAPITALIZATION
The following table presents our capitalization as of March 31, 2016, on an actual basis and as adjusted to give effect to the offering of our 2026 Notes and this offering.
You should read this table together with “Use of Proceeds” and the sections of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated Financial Statements and related notes in our 2015 Form 10-K and our First Quarter Form 10-Q.

	(unaudited)
($ in millions)	Actual	As Adjusted(1)	As Further Adjusted(2)
Cash and cash equivalents	$70.4	$342.4
Notes offered hereby	—	—
2026 Notes	—	275.0	275.0
Third party borrowings[3]	85.0	85.0	85.0
Total shareholders’ equity	176.2	176.2	176.2
Total Capitalization	$261.2	$536.2

(1)
“As Adjusted” reflects the aggregate principal amount of the issuance and sale of $250.0 million aggregate principal amount of our 2026 Notes on July 25, 2016 and the sale of an additional $25.0 million aggregate principal amount of our 2026 Notes on July 27, 2016 (for issuance on July 29, 2016), as well as underwriters discounts on commissions and estimated offering expenses.

(2)
“As Further Adjusted” reflects the issuance and sale of the Notes, as well as underwriting discounts and commissions and estimated offering expenses, assuming no exercise of underwriters’ overallotment option to purchase additional Notes.

(3)	As of June 30, 2016, we had $50.0 million of third party borrowings.

RATIO OF EARNINGS TO FIXED CHARGES
Our ratio of earnings to fixed charges for the three months ended March 31, 2016 and 2015 and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 are as follows:

	Three Months Ended		Years Ended
	March 31,		December 31,
	2016	2015	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	96.5x	55.6x	72.8x	2.7x	1.8x	1.6x	1.6x
These ratios include us and our consolidated subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income less equity in earnings of unconsolidated affiliates, plus fixed charges and distributed earnings of unconsolidated affiliates. Fixed charges consist of gross interest expense. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus supplement.

DESCRIPTION OF THE NOTES
The following description of the particular terms of the Notes supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.
The Notes offered hereby will be issued under a base indenture dated as of July 25, 2016, among OM Asset Management plc and Wilmington Trust, National Association, as trustee (the “trustee”), and Citibank, N.A. as securities administrator (the “securities administrator”), as supplemented by a second supplemental indenture dated as of to be entered into by OM Asset Management plc, the trustee and the securities administrator. Throughout this prospectus supplement we refer to both the base indenture and the supplemental indenture together as the “indenture.” The Notes will be issued as a series of our senior debt securities under the base indenture which was filed as an exhibit to the registration statement of which this prospectus supplement forms a part. The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the accompanying prospectus and the indenture, including the definitions in the indenture of certain terms. In this description, “we,” “our,” “us”, the “Company” and “OMAM” refer to OM Asset Management plc and not to any subsidiary of OM Asset Management plc.
The Notes will mature on , 20 , unless previously redeemed as described below under “-Redemption for Tax Reasons” and “-Optional Redemption.” The Notes will bear interest from and including , 20 (or from the most recent interest payment date in the case of additional Notes of the same series) at the rate of % per annum. Interest on the Notes will be payable quarterly in arrears every , , and (each such day, an “interest payment date”), beginning on , 2016, to the Persons in whose names the Notes are registered at the close of business in the place of payment on the 15th calendar day (whether or not a business day) (each such date a “regular record date”) immediately preceding the interest payment date for the Notes. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Notes will be initially issued in the aggregate principal amount of $ (or $ if the underwriters exercise their overallotment option in full). If any interest payment date, date of redemption or the maturity date of the Notes is not a business day in the place of payment, then payment of principal and interest will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.
The Notes will be issued in book-entry only form through the facilities of DTC in minimum denominations of $25 and integral multiples of $25 in excess thereof. No service charge will be made for any registration of transfer or exchange of the Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange of Notes. Payments of principal, interest, premium and additional amounts, if any, will be paid in U.S. dollars.
The Notes will be subject to defeasance upon satisfaction of certain conditions described under “-Defeasance” below. The indenture does not prevent us from purchasing any outstanding Notes. In the event that we purchase Notes, such Notes will be disregarded for certain voting purposes consistent with the terms of the indenture to the extent that a responsible officer of the trustee or the securities administrator, as applicable, has been notified in writing by us that such Notes are so owned.
The indenture will be subject to the Trust Indenture Act of 1939, as amended.
We will apply to list the Notes for trading on the New York Stock Exchange. Should the listing application fail, we will undertake to ensure that the Notes are listed on a “recognised stock exchange” within the meaning of section 1005 of the U.K. Income Tax Act 2007.
Ranking
The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with the 2026 Notes and all of our other unsecured and unsubordinated senior indebtedness from time to time outstanding.

The Notes will rank junior to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Notes are our obligations exclusively, and are not obligations of our subsidiaries. We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the Notes, depend upon the earnings of our subsidiaries. In addition, we depend on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments due to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. In addition, our rights (and the rights of our creditors, including holders of Notes) as an equity holder of our subsidiaries to participate in the distribution of assets of any of our subsidiaries upon such subsidiary’s liquidation or recapitalization, or otherwise, will be subject to the prior claims of such subsidiary’s preferred equity holders and creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary. The Notes do not restrict the ability of our subsidiaries to incur additional indebtedness.
As of March 31, 2016, on an as adjusted basis giving effect to the 2026 Notes offerings, we and our subsidiaries had approximately $360.0 million of indebtedness and $49.6 million of trade payables, of which $0.0 million and $23.1 million, respectively, were obligations of our subsidiaries. As of March 31, 2016, we had no secured indebtedness outstanding.
Issuance of Additional Debt Securities
Under the terms of the indenture, we may from time to time without notice to, or the consent of, the holders of the Notes, create and issue additional debt securities. If we issue additional debt securities, the new debt securities will be equal in rank to the outstanding Notes in all material respects. We may reopen an outstanding series of debt securities or issue a new series of debt securities.
In the case of a reopening of the Notes, we may, without notice to or consent of the holders or beneficial owners of the Notes, issue in a separate offering additional notes of the same series as the Notes having the same ranking, interest rate, maturity and other terms as the Notes (except for the issue date and public offering price and, if applicable, the initial interest payment date and initial interest accrual date). No such additional notes of the same series as the Notes may be issued if an event of default has occurred and is continuing with respect to the Notes. Any such additional notes of the same series as the Notes, together with the original Notes, will constitute a single series under the indenture. Such additional notes of the same series as the Notes will be fungible with the outstanding Notes for United States federal income tax purposes or will be issued under a separate CUSIP number.
Additional Amounts
With respect to any payments which we make, all such payments under, or with respect to, the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge of a similar nature, including penalties, interest and other liabilities related thereto (collectively, “taxes”), imposed or levied by or on behalf of any jurisdiction in which we are engaged in business, resident for tax purposes or generally subject to tax on a net income basis, or any political subdivision or taxing authority of or in any of the foregoing (a “Tax Jurisdiction”), unless we are required to withhold or deduct taxes by law or by the official interpretation or administration thereof.
If we are so required to withhold or deduct any amount for, or on account of, such taxes from any payment made under or with respect to the Notes, we will pay such additional amounts (“additional amounts”) as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been required to be withheld or deducted.
Our obligation to pay additional amounts will not apply to:

(1)	any taxes:

(i)
to the extent that such taxes would not have been so imposed but for the existence of any present or former connection between the holder or beneficial owner of the Notes and the Tax Jurisdiction imposing such taxes, other than solely resulting from the mere acquisition, holding, or ownership of the Notes;

(ii)
to the extent such taxes would not have been imposed but for the failure of the holder or beneficial owner of the Notes to comply with any reasonable request made by us in writing to such holder or beneficial owner at least 30 days before any withholding or deduction of such taxes would be so required, to make a timely and valid declaration or similar claim for exemption from such taxes or to comply with applicable certification, identification, information or other reporting requirements concerning such holder’s or beneficial owner’s identity, nationality, residence, place of establishment or connection with the Tax Jurisdiction imposing such taxes or to make any other declaration or similar claim or otherwise satisfy any information reporting requirements, in each case, which is imposed by statute, treaty, regulation or administrative practice of such Tax Jurisdiction as a precondition to an applicable exemption from, or reduction in the rate of deduction or withholding of, such taxes, but in each case, only to the extent such holder or beneficial owner is legally entitled to make such declaration or claim or to comply with such requirements;

(iii)
to the extent such taxes were imposed as a result of presentation of a Note for payment (where presentation is required) by or on behalf of a holder of Notes that would have been able to avoid such withholding or deduction by presenting such Note to another paying agent; or

(iv)
to the extent such taxes were imposed as a result of presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder of such Note, except to the extent that such holder would have been entitled to additional amounts had the Note been presented for payment on the last day of such 30-day period;

(2)	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other similar governmental charge;

(3)
with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the US Internal Revenue Code and the U.S. Treasury regulations, thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing, or relating to, FATCA or any law, regulation or guidance enacted or issued in any jurisdiction with respect thereto;

(4)	any taxes payable otherwise than by deduction or withholding from payments under, or with respect to, the Notes; or

(5)	any combination of the items listed in the preceding exceptions (1) - (4).

The foregoing provisions will survive any termination or discharge of the indenture and any defeasance of the Notes.

Whenever either in the indenture or this prospectus supplement there is mentioned, in any context, payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable by us in respect thereof.

Redemption for Tax Reasons
If, as the result of any change in or amendment to the laws, regulations or published tax rulings of a Tax Jurisdiction, or any change in or amendment to the official application, administration or interpretation of these laws, regulations or published tax rulings, which change or amendment was not announced before, and becomes effective on or after, the date of this prospectus supplement (or, in the case of any change in or amendment to the laws, regulations or published tax rulings of any jurisdiction that becomes a Tax Jurisdiction after the date of this prospectus supplement, which change or amendment was not announced before, and becomes effective on or after, the date such jurisdiction becomes a Tax Jurisdiction), we determine in good faith that we must pay (or will have to pay on the next interest payment date) any additional amounts and that such obligation cannot be avoided by the use of reasonable measures available to us, then we may, at our option, redeem all, but not less than all, of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes and any additional amounts in respect thereof to, but excluding, the redemption date.
If we choose to redeem the Notes, we will deliver a notice of redemption to holders of the Notes (with a copy to the trustee and the securities administrator) to be redeemed not less than 30 but no more than 60 days before the redemption date (which notice will be irrevocable). In addition, as long as the Notes are listed on the New York Stock Exchange (or such other exchange as meets the definition of a ‘recognised stock exchange’ within the meaning of section 1005 of the U.K. Income Tax Act 2007), to the extent required by that exchange, we will give notice to that exchange and publicize such redemption in accordance with any such requirements of that exchange. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portion of the Notes called for redemption. Immediately prior to the delivery of any notice of redemption described above, we will deliver to the trustee (i) a certificate stating that we are entitled to elect to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right so to elect to redeem have occurred and (ii) an opinion of counsel (as specified in the indenture) qualified under the laws of the relevant Tax Jurisdiction to the effect that we must pay (or will have to pay on the next interest payment date) additional amounts as a result of such amendment or change and that such obligation cannot be avoided by the use of reasonable measures available to us.
Optional Redemption
We have the option to redeem all or a portion of the Notes at any time, or from time to time, on or after , 20 on no less than 30 nor more than 60 days’ notice sent to holders thereof (with a copy to the trustee and the securities administrator), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the redemption date.
If we choose to redeem any Notes, we will deliver a notice of redemption to holders of Notes (with a copy to the trustee and the securities administrator) not less than 30 nor more than 60 days before the redemption date (which notice may be conditioned on the occurrence of one or more events or circumstances, as specified therein). In addition, so long as the Notes are listed on the New York Stock Exchange (or such other exchange as meets the definition of a “recognised stock exchange” within the meaning of section 1005 of the U.K. Income Tax Act 2007), to the extent required by that exchange, we will give notice to that exchange and publicize such redemption in accordance with any such requirements of that exchange. Any redemption may, at our discretion, be subject to one or more conditions precedent as may be specified in the notice of redemption, including, but not limited to, completion of an issuance of indebtedness or other corporate transaction or event. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected by the securities administrator by lot, pro rata, or in any manner deemed fair and appropriate by the securities administrator, subject to the applicable procedures of the depositary; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $25. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
On or before any redemption date, we shall deposit with a paying agent (or the securities administrator) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date.

Covenants
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined below) occurs with respect to the Notes, we will make an offer to each holder of Notes to repurchase all or any part (in multiples of $25 principal amount) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased plus any accrued and unpaid interest on the Notes to be repurchased to but excluding the date of repurchase. Within 30 days following any Change of Control Repurchase Event with respect to the Notes, or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will send a notice to each holder of Notes (with a copy to the trustee and the securities administrator) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)
deliver or cause to be delivered to the securities administrator the Notes properly accepted, together with an officer’s certificate (with a copy to the trustee) stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly distribute to each holder of Notes properly tendered the purchase price for the Notes, and the securities administrator will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note will be in a principal amount of $25 or an integral multiple of $25.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in any offer made by us or any third party following a Change of Control Repurchase Event, and we or such third party purchase such Notes, we or such third party will have the right, upon not less than 30 nor more than 60 days’ prior written notice to the holders of the Notes (with a copy to the trustee and the securities administrator), given not more than 30 days following such repurchase of Notes following the Change of Control Repurchase Event, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our subsidiaries’ operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of our Credit Agreement provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under the facility at that time and to terminate the facility. Our future debt instruments may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of our other debt and the Notes. See “Risk Factors-Risks Relating to the Notes-We May Not Have Sufficient Funds to Finance a Change of Control Offer, If One is Required.”
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another Person or group may be uncertain.
For purposes of the Notes:
“Below Investment Grade Rating Event” means that both Rating Agencies downgrade the ratings of the Notes to below Investment Grade (or cease to rate the Notes) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:

(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our wholly owned subsidiaries;

(2)	the adoption of a plan relating to our liquidation or dissolution;

(3)
the consummation of one or more transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 50% of our Voting Stock, measured by voting power rather than number of shares;

(4)
we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person, immediately after giving effect to such transaction;

(5)	the first day on which a majority of the members of our board of directors are not Continuing Directors; or

(6)
the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision).

Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a Change of Control if (1) pursuant to such transaction we become a wholly owned subsidiary of such holding company and (2) the holders of the Voting Stock of such holding company immediately following such transaction are the same as the holders of our Voting Stock immediately prior to such transaction.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Change of Control Repurchase Event” means, with respect to the Notes, the occurrence of a Change of Control and a Below Investment Grade Rating Event with respect to the Notes.
“Continuing Directors” means, as of any date of determination, any member of our board of directors who:

(1)	was a member of our board of directors on the first date that the Notes were issued; or

(2)
was appointed or nominated for election by the Permitted Holder pursuant to the contractual rights of the Permitted Holder, or nominated for election or elected to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).
“Moody’s” means Moody’s Investor Services Inc., or any successor thereto, including a replacement rating agency selected by us as provided in the definition of Rating Agency.
“Permitted Holder” means Old Mutual plc or any Affiliate of Old Mutual plc; provided, that, Old Mutual plc and its Affiliates have held, on an aggregate basis, beneficial ownership of more than 30% of the total voting power of the Voting Stock of the Company at all times subsequent to the issue date of the Notes.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Rating Agency” means:

(1)	each of Moody’s and S&P; and

(2)
if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto, including a replacement rating agency selected by us as provided in the definition of Rating Agency.
“Voting Stock” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Limitation on Liens
We will not, and will not cause or permit any Subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a Lien on any Voting Stock of any Significant Subsidiary owned directly or indirectly by us, or any profit participating equity interests of any Significant Subsidiary owned directly or indirectly by us, without providing that the Notes (together with, if we shall so determine, any other indebtedness of, or guarantee by, us ranking equally with the Notes) will be secured equally and ratably with or prior to all other indebtedness secured by such Lien on such Voting Stock or such profit participating equity interests. This covenant will not limit our ability or the ability of our Subsidiaries to incur indebtedness or other obligations secured by Liens on assets other than the Voting Stock or profit participating equity interests of any of a Significant Subsidiary. This limitation will not apply to Permitted Liens.

“Consolidated Net Worth” means, at a particular date, all amounts which would be included, under stockholders’ equity, on a consolidated balance sheet of OM Asset Management plc and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles as at such date.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Permitted Liens” means (a) Liens on Voting Stock or profit participating equity interests of any subsidiary existing at the time such entity becomes a direct or indirect Significant Subsidiary of us or is merged into a direct or indirect Significant Subsidiary of us (provided, such Liens are not created or incurred in connection with such transaction and do not extend to any other Significant Subsidiary), (b) statutory liens, liens granted to comply with regulatory requirements, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (c) Liens on any Voting Stock or profit participating equity interests of any subsidiary that is acquired after the date of the issuance of the Notes to secure or provide for the payment of the purchase price or acquisition cost thereof, (d) other liens of a similar nature as those described in subclause (b) above, (e) Liens in favor of the Company or any subsidiary, (f) Liens in existence on the date of the issuance of the Notes, (g) Liens (not otherwise permitted under this covenant) which secure obligations in an aggregate amount at any one time outstanding not exceeding 10% of the Consolidated Net Worth, measured at the time of the creation, incurrence or assumption of any such lien and based upon the Consolidated Net Worth as at the end of the most recently completed fiscal quarter of the Company for which financial statements are publicly available, and (h) any extension, renewal, substitution, refinancing or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a), (c) and (f) that is secured by the same collateral that originally secured the Lien.
“Significant Subsidiary” means a Subsidiary of the Company, including its Subsidiaries, which meets any of the following conditions: (1) the Company’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year (for a proposed combination between entities under common control, this condition is also met when the number of common shares exchanged or to be exchanged by the Company exceeds 10% of its total common shares outstanding at the date the combination is initiated); or (2) the Company’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of the Company’s and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (3) the Company’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exclusive of amounts attributable to any non-controlling interests exceeds 10% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.
“Subsidiary” means with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) provided, however, that (i) an entity not required to be consolidated in the financial statements of a Person prepared in accordance with generally accepted accounting principles in the United States shall not be a “Subsidiary” of such Person, and (ii) with respect the Company, “Subsidiary” shall not include any collective investment fund managed by any Subsidiary of the Company which is created for the purpose of pooling client assets for investment.

Consolidation, Merger, Sale or Conveyance
The indenture provides that the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any entity, unless:

•
the successor or transferee entity, if other than the Company, is a corporation organized and existing under the laws of the United States, any state or territory thereof, the District of Columbia or England and Wales, and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities of the Company and the performance of every covenant and obligation in the indenture to be performed or observed by the Company;

•
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•
the Company has delivered to the trustee an officer’s certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance, transfer or lease, the successor entity will succeed to and be substituted for the Company as obligor for the Notes with the same effect as if it had been named in the indenture as the Company.
Events of Default
An event of default with respect to the Notes means:

(a)	default for 30 days in payment of any interest on the Notes when it becomes due and payable;

(b)	default in payment of principal of or any premium on the Notes at maturity or upon redemption or repayment when the same becomes due and payable;

(c)
failure to observe or perform any other covenant or agreement with respect to the Notes for 60 days after notice to us of such failure by the trustee or holders of 25% or more in aggregate principal amount of the then-outstanding Notes;

(d)
a default under any debt for money borrowed by the Company or any Subsidiary that results in the acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount of at least $50.0 million or its foreign currency equivalent at the time and such acceleration has not been rescinded or annulled, or debt paid, within 30 days after notice to us by the trustee or holders of 25% or more in aggregate principal amount of the then outstanding Notes; and

(e)	certain events of bankruptcy, insolvency and reorganization of the Company.

If an event of default with respect to the Notes described in clause (a), (b), (c) or (d) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the principal amount of the Notes then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately.
The indenture provides that upon certain conditions such declarations may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the Notes.
The indenture provides that if an event of default described in clause (e) above has occurred and is continuing, then the principal amount of all debt securities issued under the indenture, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder of which a responsible officer of the trustee has received written notice.
Under the indenture, the trustee must give to the holders of Notes notice of all uncured defaults actually known to it with respect to the Notes within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payment of principal of or any premium or interest on any of the Notes, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the holders of the Notes.
No holder of Notes may institute any action under the indenture unless:

•	such holder has given the trustee written notice of a continuing event of default with respect to the Notes;

•
the holders of not less than 25% in aggregate principal amount of the Notes, or, in the case of an event of default described in clause (e) above, the holders of not less than 25% in aggregate principal amount of all debt securities issued under the indenture, have requested the trustee to institute proceedings in respect of such event of default in its own name as trustee;

•	such holder or holders have offered the trustee such indemnity and security as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•
no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the Notes, or, in the case of an event of default described in clause (e) above, by the holders of a majority in aggregate principal amount of all debt securities issued under the indenture.

The holders of a majority in aggregate principal amount of the Notes and, in the case of an event of default described in clause (e) above, the holders of a majority in aggregate principal amount of all debt securities issued under the indenture, will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes. The indenture provides that, if an event of default occurs and is continuing of which a responsible officer of the trustee has received written notice thereof, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or indemnity and security against such risk or liability satisfactory to the trustee is reasonably assured to it.
We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by an officer to the effect that a review of our activities during such year and our performance under the indenture and the terms of the Notes has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default and the actions being taken by us with respect to curing such default.
No Sinking Fund
The Notes will not be subject to any sinking fund.
Modification of the Indenture
We, the trustee and the securities administrator may, without the consent of the holders of the Notes, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another Person to the Company and the assumption by such successor of its obligations under the indenture and the Notes;

•	to add to the covenants of the Company or surrender any of our rights, or add any rights for the benefit of the holders of the Notes;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to establish the form or terms of any other series of debt securities;

•
to evidence and provide the acceptance of any successor trustee with respect to the Notes or one or more other series of debt securities under the indenture or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

•	to provide any additional events of default; and

•	to make any other changes that would not adversely affect the holders of the Notes in any material respects.

With certain exceptions, the indenture or the rights of the holders of the Notes may be modified by us, and the trustee and the securities administrator with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding Note affected thereby that would:

•
change the maturity of the principal of, or any premium on, or any installment of principal of or interest on the Notes, or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of the Notes, or change the dates or periods for any redemption or repayment or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

•
reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•
modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each of the outstanding Notes affected thereby.

Discharge of the Indenture
We may satisfy and discharge our obligations under the indenture in respect of the Notes by delivering to the securities administrator for cancellation all outstanding Notes or by depositing with the securities administrator or the paying agent after the Notes have become due and payable (or will become due and payable at stated maturity within one year or are to be called for redemption within one year), whether at stated maturity, or any redemption or repayment date, or otherwise, cash in U.S. dollars sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture with respect to the Notes.
Defeasance
Covenant Defeasance
Under current United States federal income tax law, the Company can make the deposit described below and be released from some of the restrictive covenants in the indenture without causing a taxable event. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, we must do the following:

•
Deposit in trust for the benefit of all holders of Notes a combination of U.S. dollars and non-callable U.S. government or U.S. government agency debt securities or bonds sufficient without consideration of reinvestment, in the opinion of an internationally recognized public accounting firm expressed in a written certification thereof delivered to the trustee and the securities administrator, to generate enough cash to make interest, principal and any other payments on the Notes on the due date for the Notes.

•
Deliver to the trustee and the securities administrator a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit and just repaid the Notes ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the securities administrator is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance
If there is a change in United States federal income tax law or we obtain an Internal Revenue Service ruling, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•
We must deposit in trust for the benefit of all holders of the Notes a combination of U.S. dollars and non-callable U.S. government or U.S. government agency debt securities or bonds sufficient without consideration of reinvestment, in the written opinion of an internationally recognized public accounting firm expressed in a written certification thereof delivered to the trustee and the securities administrator, to generate enough cash to make interest, principal and any other payments on the Notes on the due date for the Notes.

•
We must deliver to the trustee and the securities administrator a legal opinion confirming that there has been a change in current United States federal income tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit and just repaid such Notes ourselves at maturity. Under current United States federal income tax law, the deposit and our legal release from the Notes would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your Notes and you would recognize gain or loss on your Notes at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Covenant defeasance and full defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and that the defeasance does not result in a breach of any material agreement of the Company.
Book-Entry, Delivery and Form
Global Notes
We will issue the Notes in the form of global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.
DTC
Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC, either directly if they are a participant, or indirectly through organizations that are participants in DTC.
We have obtained the information in this section concerning DTC, and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
We understand that:

•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants, which we refer to as or

Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates.

•	Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•
DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•
Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants.

•	The DTC Rules applicable to its participants are on file with the SEC.

We have provided the descriptions of the operations and procedures of DTC in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. None of us, the underwriters, the trustee or the securities administrator takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.
We expect that under procedures established by DTC:

•
upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•
ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of Persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those Persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of Persons who hold interests through participants, the ability of a Person having an interest in notes represented by a global note to pledge or transfer those interests to Persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.
None of us, the trustee or the securities administrator will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on the Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.
Clearance and Settlement Procedures
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.
Certificated Notes
We will issue certificated notes to each Person that DTC identifies as the beneficial owner of the notes represented by a global note upon surrender by DTC of the global note if:

•
DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default under the indenture has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	a change in tax law has occurred that would be adverse to the issuer but for the issuance of physical securities in certificated form, and we request the issuance of certificated notes.

None of we, the trustee nor the securities administrator will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We, the trustee and the securities administrator may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.
Applicable Law
The Notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain United States federal income tax considerations relating to the purchase, ownership and disposition of the Notes by U.S. Holders (as defined below) acquiring the Notes pursuant to this offering. This summary assumes that the Notes are held as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and are purchased for cash upon their initial issuance at their original issue price. It is not a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the Notes.
This summary is based on the provisions of the Code, permanent and temporary Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions. Any of these authorities may be changed, possibly with retroactive effect, resulting in United States federal income tax consequences different from those discussed below. We have not sought any ruling from the United States Internal Revenue Service (“IRS”) or any opinion of counsel with respect to the tax consequences described below, and there can be no assurance that the IRS will not take a position that is inconsistent with the tax consequences described below or that any such position taken by the IRS would not be sustained.
This summary does not address tax considerations arising under United States federal non-income tax laws (such as United States federal gift and estate tax laws), under the laws of any non-U.S., state or local jurisdiction, or under any applicable tax treaty. In addition, this summary does not address all tax considerations that may be applicable to a holder in light of that holder’s particular circumstances or that may be applicable to holders that are subject to special tax rules, including, without limitation:

•	persons or entities that are not U.S. Holders;

•	regulated investment companies, real estate investment trusts, and real estate mortgage investment conduits;

•	banks, insurance companies, or other financial institutions;

•	tax-exempt organizations and retirement plans, individual retirement accounts and tax-deferred accounts;

•	brokers and dealers in securities, currencies or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	persons subject to taxation as U.S. expatriates;

•	U.S. Holders that own (or are deemed for United States federal income tax purposes to own) ten percent or more of the total combined voting power of all classes of the Company’s voting stock;

•	U.S. Holders that have a principal place of business or “tax home” outside of the United States;

•	persons that will hold the Notes as a position in a hedging transaction, wash sale, constructive sale, straddle, conversion transaction or other risk-reduction transaction or synthetic security;

•	U.S. Holders that will hold the Notes through a non-U.S. broker or other non-U.S. institution or entity;

•	governments or agencies or instrumentalities thereof; and

•
S-corporations, partnerships or other pass-through entities, including entities and arrangements classified as partnerships for United States federal income tax purposes and beneficial owners of, or investors in, such entities.

If an entity treated as a partnership for United States federal income tax purposes holds Notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships considering an investment in Notes (and partners in such partnerships) should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of the Notes by such partnerships.

This summary of certain United States federal income tax considerations is for general information only and is not tax advice. Prospective investors in the Notes are urged to consult their tax advisors with respect to the application of the United States federal income tax laws (including the 3.8% Medicare contribution tax on unearned income) to their particular situations as well as any tax consequences arising under the United States federal estate, gift, alternative minimum, or other non-income tax laws, under the laws of any state, local, or non-U.S. taxing jurisdiction, or under any applicable tax treaty.
Consequences to U.S. Holders
As used in this summary, “U.S. Holder” means a beneficial owner of a Note that acquires the Note in this offering and is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust that (i) is subject to the primary supervision of a court within the United States and that has one or more United States persons with authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Payments of interest
We expect and this discussion assumes that either the issue price of the Notes will equal the stated redemption price at maturity of the Notes or the Notes will be issued with an amount of original issue discount that is less than a de minimis threshold amount specified by the Code. Accordingly, and subject to the discussion below, stated interest on the Notes will be taxable as ordinary income when received or accrued by U.S. Holders in accordance with their method of accounting for United States federal income tax purposes. If, however, the Notes’ stated redemption price at maturity exceeds their issue price by an amount equal to or greater than the de minimis threshold amount specified by the Code, a U.S. Holder will be required to include such excess in income as original issue discount, which will accrue in accordance with the constant yield method specified by the Code before the receipt of cash payments attributable to such excess.
Certain contingent payments
The Code and the Treasury Regulations contain special rules that apply to debt instruments that provide for one or more contingent payments. Under certain circumstances (see “Description of Notes—Additional Amounts”, “Description of Notes—Redemption for Tax Reasons” and “Description of Notes —Covenants—Offer to Repurchase Upon a Change of Control Repurchase Event”), we may be required to pay additional amounts or we may repurchase the Notes, in whole or in part, for an amount in excess of the stated principal amount of the Notes. Under these special rules, the possibility that any such additional payment or repurchase will occur will not be taken into account, and so the Notes will not be treated as contingent payment debt instruments subject to these special rules (which status would affect the amount of interest income a U.S. Holder would recognize), if there is only a remote chance, determined as of the date the Notes are issued, that any such additional payment or repurchase will occur. We believe that the likelihood that we will be required to pay additional amounts or that we will repurchase the Notes is remote. Therefore, we intend to take the position that the Notes should not be treated as contingent payment debt instruments.
Our position that the Notes do not constitute contingent payment debt instruments is binding on a U.S. Holder unless the U.S. Holder explicitly discloses on the U.S. Holder’s federal income tax return for the year during which the U.S. Holder acquires the Notes that the U.S. Holder is taking a different position. Our position is not, however, binding on the IRS, and if the IRS were to challenge our determination, a U.S. Holder might be required to accrue interest income on its Notes in excess of the stated interest thereon, regardless of the U.S. Holder’s regular method of accounting for United States federal income tax purposes, and the U.S. Holder might be required to treat certain income realized on the taxable disposition of a Note as ordinary income rather than capital gain. In the event we pay additional amounts or repurchase Notes held by a U.S. Holder, that additional payment or repurchase could affect the timing and amount of the income recognized by the U.S. Holder. The remainder of this discussion assumes that the Notes will not be subject to the special rules that apply to contingent payment debt instruments.
Sale or other taxable disposition of the Notes
Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between (x) the amount realized in cash and the fair market value of any property other than cash received by the U.S. Holder on such disposition (except to the extent such cash or property is attributable to accrued but unpaid stated interest, which will be treated as ordinary interest income to the extent not previously included in income by such U.S. Holder), and (y) the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to the U.S. Holder, decreased by the amount of any principal payments on the Note received by the U.S. Holder.
Gain or loss recognized on the taxable disposition of a Note generally will be capital gain or loss and any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder held the Note for more than one year at the time of such disposition. Long-term capital gains of individuals, estates and trusts currently are generally taxed at a preferential rate. The deductibility of capital losses is subject to limitations.
Foreign tax credit
In general, in computing its United States federal income tax liability, a U.S. Holder may elect for each taxable year to claim a deduction or, subject to the limitations on foreign tax credits generally, a credit for foreign income taxes paid or accrued by it. Generally, for purposes of the foreign tax credit, interest income earned in respect of the Notes will be foreign-source income and “passive category income,” and any capital gain or loss recognized upon a taxable disposition of the Notes will be U.S.-source gain or loss. U.S. Holders should consult with their tax advisors regarding the manner in which the interest they receive on the Notes and the gain or loss they recognize on a taxable disposition of the Notes will be categorized for purposes of computing their foreign tax credit limitations.
Information with respect to foreign financial assets
Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value exceeding certain thresholds may be required to file an information report on IRS Form 8938 with respect to such assets with their United States federal income tax returns. Notes that are not held through a qualifying financial institution generally will constitute “specified foreign financial assets” for purposes of this reporting requirement. U.S. Holders should consult with their tax advisors regarding the potential application of this reporting requirement to their ownership of Notes.
Information reporting and backup withholding
In general, information reporting requirements may apply to a U.S. Holder with respect to certain payments of principal and interest on, and the proceeds of certain sales, exchanges, repurchases, redemptions or retirements of, Notes unless the U.S. Holder is an exempt recipient, such as a corporation. A backup withholding tax (currently imposed at a rate of 28%) may apply to such payments to a U.S. Holder if the U.S. Holder fails to provide the U.S. Holder’s taxpayer identification number or, if requested, certification of exempt status (including a certification that the U.S. Holder has not been notified by the IRS that payments to the U.S. Holder are subject to backup withholding), or the U.S. Holder otherwise fails to comply with applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Any amounts withheld from a U.S. Holder under the backup withholding rules may be refunded to the U.S. Holder or credited against the U.S. Holder’s federal income tax liability, if any, if the required information is furnished to the IRS in a timely manner.

CERTAIN UNITED KINGDOM TAX CONSIDERATIONS
The following is a summary of the United Kingdom withholding tax treatment at the date hereof in relation to payments of principal and interest in respect of the Notes and certain United Kingdom stamp duty and stamp duty reserve tax considerations. It is based on current law and the published practice of Her Majesty’s Revenue and Customs, (“HMRC”), both of which may be subject to change, sometimes with retrospective effect. The comments do not deal with other United Kingdom tax aspects of acquiring, holding or disposing of the Notes. The comments relate only to the position of persons who are absolute beneficial owners of the Notes.
The following is a general guide for information purposes and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser. Holders of the Notes who are in any doubt as to their tax position should consult their professional advisers. Holders who may be liable to taxation in jurisdictions other than the United Kingdom in respect of their acquisition, holding or disposal of the Notes are particularly advised to consult their professional advisers as to whether they are so liable (and if so under the laws of which jurisdictions), since the following comments relate only to certain United Kingdom taxation considerations in respect of the Notes. In particular, holders should be aware that they may be liable to taxation under the laws of other jurisdictions in respect of the Notes even if such payments may be made without withholding or deduction for or on account of taxation under the laws of the United Kingdom.
Interest on the Notes
Withholding tax on payments of interest on the Notes
The Notes will constitute “quoted Eurobonds” provided they are and continue to be listed on a recognised stock exchange, within the meaning of Section 1005 of the United Kingdom Income Tax Act 2007. Whilst the Notes are, and continue to be, quoted Eurobonds, payments of interest on the Notes may be made without withholding or deduction for or on account of United Kingdom income tax.
Securities will be “listed on a recognised stock exchange” for this purpose if they are admitted to trading on an exchange designated as a recognised stock exchange by an order made by the Commissioners for HMRC and they are officially listed, in accordance with provisions corresponding to those generally applicable in European Economic Area states, in a country outside the United Kingdom in which there is a recognised stock exchange. The New York Stock Exchange is a recognised stock exchange, and accordingly the Notes will constitute quoted Eurobonds provided they are, and continue to be, included in the official list and admitted to trading on the regulated market of the New York Stock Exchange.
Should the Notes cease to qualify as quoted Eurobonds, interest on the Notes will need to be paid subject to a withholding on account of United Kingdom income tax at the basic rate (currently 20 per cent.) subject to such relief as may be available under the provisions of any applicable double taxation treaty, or to any other exemption which may apply.
Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)
No United Kingdom stamp duty or SDRT will be payable on the issue of the Notes, or on a transfer of, or agreement to transfer, the Notes or (where the transfer takes place through DTC) the beneficial interest in the Notes.
Provision of Information
HMRC have powers to obtain information, including in relation to interest or payments treated as interest and payments derived from securities. This may include details of the beneficial owners of the Notes (or the persons for whom the Notes are held), details of the persons to whom payments derived from the Notes are or may be paid and information in connection with transactions relating to the Notes. These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of United Kingdom income tax and whether or not the holder is resident in the United Kingdom for United Kingdom tax purposes. Information obtained by HMRC may be provided to tax authorities in other countries.

UNDERWRITING
Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Citigroup Global Markets Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name below.

Underwriters	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Wells Fargo Securities, LLC	$
Citigroup Global Markets Inc.	$
RBC Capital Markets, LLC	$
Total	$
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes.
Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed % of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed % of the principal amount of the Notes. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.
We have agreed that, for the period from the date of this prospectus supplement and until settlement, we will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Citigroup Global Markets Inc., offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by us, that are similar to the Notes, or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by us that are similar to the Notes.
If the underwriters sell more than the total principal amount set forth in the table above, the underwriters have an option to purchase up to an additional $ aggregate principal amount of the Notes at the public offering price less the underwriting discount within 30 days from the date of this prospectus supplement solely to cover overallotments. If any Notes are purchased pursuant to this option, the underwriters will severally purchase Notes in approximately the same proportion as set forth in the table above. Any Notes issued or sold under the option will be issued and sold on the same terms and conditions as the other Notes that are the subject of this offering.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by OMAM
Per Note	%
We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $225,000.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby.
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past performed commercial banking, investment banking, corporate trust and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Prior to the consummation of our initial public offering, we entered into a five year, $350 million unsecured revolving credit facility with Citibank N.A. as administrative agent, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint bookrunners and joint lead arrangers and Citibank N.A., Bank of America, N.A., Royal Bank of Canada and Wells Fargo Bank, National Association as lenders. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area, no offer of Notes which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
This prospectus has been prepared on the basis that any offer of Notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.
For the purpose of this provision, the expression an “offer of notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in the each Member State.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Certain legal matters relating to the offering of the notes will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Freshfields Bruckhaus Deringer US LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Consolidated Financial Statements of OM Asset Management plc as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE
We “incorporate by reference” information from other documents that we have filed with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.
We incorporate by reference into this prospectus supplement the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on March 15, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed on May 10, 2016;

•
our Current Reports on Form 8-K filed on February 2, 2016 (solely limited to Item 8.01), February 29, 2016, March 16, 2016, May 5, 2016 (solely limited to Item 5.07), May 18, 2016, June 14, 2016 (as amended by Form 8-K/A filed on July 20, 2016), July 20, 2016 (solely limited to Item 8.01) and July 25, 2016; and

•	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 that are deemed “filed” with the SEC under the Exchange Act.
Any statement contained in a document incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations at (617) 369-7300 or emailing at info@omam.com with a subject title “Request for Documents.” In addition, copies of any or all of the documents incorporated herein by reference may be accessed in the “Public Filings” section of the “Investor Relations” section of our website at www.omam.com.
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying base prospectus or incorporated by reference in this prospectus supplement.

$2,000,000,000

OM Asset Management plc

DEBT SECURITIES
ORDINARY SHARES

Pursuant to a “shelf” registration statement of which this prospectus is a part, we, OM Asset Management plc, may offer and sell debt securities in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness, and/or ordinary shares. We may sell such securities from time to time together or separately in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of sale.

A selling shareholder may also offer ordinary shares from time to time in connection with this offering.

This prospectus describes the general terms of the securities and the general manner in which we and/or the selling shareholders will offer such securities. Each time we or a selling shareholder sells securities, we or the selling shareholder, as applicable, will provide a prospectus supplement that will contain the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which we or the selling shareholder, as applicable, will offer the securities.

The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under “Where You Can Find More Information” carefully before you invest in our securities.

Our ordinary shares are listed on The New York Stock Exchange under the symbol “OMAM”.

Investing in our securities involves risks. See “Risk Factors” in any applicable prospectus supplement and as incorporated by reference into this prospectus concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell securities described in this prospectus in one or more offerings and the selling shareholders may from time to time offer ordinary shares in one or more offerings.

This prospectus provides you with a general description of the securities we and/or the selling shareholders may offer. Each time securities are offered, we or the selling shareholder, as applicable, will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We and/or the selling shareholders may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents and the selling shareholders reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we or the selling shareholders, if applicable, will provide each time securities are offered, will provide the names of any underwriters, dealer or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Unless we state otherwise or the context otherwise requires, references to "OMAM" refer to OM Asset Management plc and for all periods after our reorganization (as described in this report, which we refer to as the Reorganization), references to the "Company" refer to OMAM, and references to "we", "our" and "us" refer to OMAM and its consolidated subsidiaries and equity accounted Affiliates, excluding discontinued operations, after giving effect to the Reorganization. For all periods prior to the Reorganization, references to the "Company" refer to Old Mutual (US) Holdings Inc., or OMUSH, a Delaware corporation and indirect, wholly owned subsidiary of OMAM, and references to "we", "our" and "us" refer to OMUSH and its predecessors and their respective consolidated subsidiaries and equity accounted Affiliates, excluding discontinued operations. For periods subsequent to the Reorganization, references to the holding company excluding the Affiliates refer to OMAM Inc., or OMUS, a Delaware corporation and indirect, wholly owned subsidiary of OMAM. Unless we state otherwise or the context otherwise requires, references to "Affiliates" or an "Affiliate" refer to the boutique asset management firms in which we have an ownership interest, and references to our Affiliates' sponsored investment entities are "Funds." References to our "Parent" refer to Old Mutual plc. None of the information in this Registration Statement constitutes either an offer or a solicitation to buy or sell any of our Affiliates' products or services, nor is any such information a recommendation for any of our Affiliates' products or services.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, as well as all of the risk factors described in our other filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 10-K filed with the SEC on March 30, 2015 before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering. The risks and uncertainties described in our SEC filings are not the only ones facing us. Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. If any such event does occur, you may lose all or part of your original investment in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, file annual, quarterly and current reports, proxy statements and other information, with the SEC. For further information with respect to us and our ordinary shares, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You may read and copy any document we have filed or may file in the future at the SEC's public reference facility in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

We also maintain a website at www.omam.com, through which you can access our filings with the SEC. The information set forth on or accessible from our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE
We “incorporate by reference” information from other documents that we have file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of this registration statement and prior to the time that we sell all of the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 30, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 filed on May 15, 2015, August 14, 2015 and November 10, 2015, respectively;

•	our Current Reports on Form 8-K filed on May 5, 2015 and November 4, 2015 (solely with respect to Item 5.02);

•
the portions of our Definitive Proxy Statement on Schedule 14A filed on April 8, 2015 that are incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 only; and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on October 8, 2014.
Any statement contained in a document incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations at (617) 369-7300 or emailing at info@omam.com with a subject title “Request for Documents”.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words. These statements are only predictions.

Any forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, the initial purchasers or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus. The forward-looking statements relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

THE COMPANY

We are a diversified, multi-boutique asset management firm headquartered in London, UK. We operate our business through seven affiliate firms to whom we refer in this prospectus as our Affiliates. Through our Affiliates, we offer a diverse range of actively-managed investment strategies and products to institutional investors around the globe. While our Affiliates maintain autonomy in the investment process and the day-to-day management of their businesses, our strategy is to work with them to accelerate the growth and profitability of their firms.

We are incorporated in the United Kingdom. As of December 31, 2014, we had 1,147 full-time equivalent employees, of which 92 were employees of the Company and 1,055 were employees of our Affiliates.

Our principal executive offices and registered office are located at 5th Floor, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, and our telephone number is +44-20-7002-7000. Our ordinary shares are listed on the New York Stock Exchange under the trading symbol "OMAM." Our Internet address is https://www.omam.com. Information on or accessible through our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, the net proceeds from the sale of any securities offered under this prospectus will be used for general corporate purposes. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. In the case of a sale of ordinary shares by a selling shareholder, we will not receive any proceeds from such sale.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time in one or more series. The following description summarizes the general terms and provisions of the debt securities that we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement and any applicable free writing prospectus, which you should read. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement and any applicable free writing prospectus that may modify or replace any information below. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued under the indenture between Wilmington Trust, National Association, as trustee, and us. An indenture is a contract between us and a financial institution acting as trustee of holders of the debt securities on behalf of the holders of the debt securities. The trustee has two main roles. First, the trustee can enforce the rights of holders of the debt securities against us if we default. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, described later under “-Events of Default.” Second, the trustee performs certain administrative duties for us.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and a trustee. We will issue the subordinated debt securities under a subordinated indenture between us and the same or another trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indenture, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee. Unless otherwise specified in a prospectus supplement the debt securities will be direct unsecured obligations of OMAM.

Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See “Where You Can Find More Information,” below, for information on how to obtain a copy of the indenture. In addition, most of the financial terms and other specific terms of any series of debt securities that we offer will be described in the applicable prospectus supplement.

General

Each series of debt securities, unless otherwise specified in the prospectus supplement, will be unsecured obligations of OMAM. Any senior unsecured debt securities that we issue will rank equally with all other unsecured and unsubordinated indebtedness of us. Any subordinated debt securities that we issue will be expressly subordinated in right of payment to the prior payment in full of our senior indebtedness. In addition, unless otherwise specified in the applicable prospectus supplement, the debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

Any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

You should read the prospectus supplement for the terms of the offered debt securities, including the following:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities of OMAM;

•	the total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series;

•	the price or prices at which OMAM will offer the debt securities;

•	if not the entire principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

•	the date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable;

•
the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	if other than U.S. dollars, the currency or currencies of the debt securities;

•
whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more currencies, commodities, equity indices or other indices, and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	if the denominations in which the offered debt securities will be issued are other than denominations of $1,000 or any integral multiple of $1,000;

•	the applicability of defeasance provisions of the indenture and any provisions in modification of, in addition to, or in lieu of, any of these provisions;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	any changes or additions to the events of default or covenants contained in the indenture;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	subordination provisions, if any, that will apply, to the extent different from those set forth below;

•	the form of note or other instrument representing the debt if not issued in book entry form; and

•	any other terms of the debt securities.

Covenants

The supplemental indenture with respect to any particular series of debt securities may contain covenants including, without limitation, covenants restricting or limiting:

•	a change of control;

•	the incurrence of liens; and

•	mergers and consolidations involving us and our subsidiaries.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities, subject to the maximum offering amount under this prospectus.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, with respect to one or more different series of debt securities. See “-Resignation of Trustee,” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Methods of Calculating and Paying Interest on our Debt Securities

Each series of our debt securities will bear interest at a fixed or variable rate per annum shown on the front cover of the prospectus supplement under which that series is issued.

Provisions Relating Only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt, including the subordinated debt securities. The senior debt securities will be effectively subordinated to all of our secured debt and to all debt, including trade debt, of our subsidiaries. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating Only to the Subordinated Debt Securities

The subordinated debt securities will rank junior in right of payment to all of our senior indebtedness. Senior indebtedness will be defined to include all notes or other evidences of debt not expressed to be subordinate or junior in right of payment to any of our other debt. The debt will be structurally subordinated to all debt, including trade debt, of our subsidiaries.

If the offered securities are subordinated debt securities, the supplemental indenture may provide that no cash payment of principal, interest and any premium on the subordinated debt securities may be made:

•	if we fail to pay when due any amounts on any senior indebtedness;

•	if our property is, or we are, involved in any voluntary or involuntary liquidation or bankruptcy; and

•	in other instances specified in the supplemental indenture.

Conversion or Exchange Rights

If any series of our debt securities are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which it may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation; and

•	how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following will be events of default with respect to any series of debt securities:

•	default for 30 days in the payment when due of interest on the debt securities;

•	default in payment when due of the principal of or any premium on the debt securities;

•	default in the performance or breach of various covenants after applicable notice and/or grace period; and

•	various events of bankruptcy or insolvency with respect to us.

The applicable prospectus supplement will describe any additional events of default.

If an event of default occurs with respect to debt securities of a series then outstanding and is continuing, then the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding, by a notice in writing to OMAM (and to the trustee if given by the holders), may, and the trustee at the request of such holders shall, declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and accrued interest on all of the debt securities of that series to be due and payable immediately, and the same (or specified portion thereof) shall become immediately due and payable. A declaration of default under the indenture or under other payment obligations could give rise to cross-defaults and acceleration with respect to the debt securities or such other payment obligations.

At any time after a declaration of acceleration with respect to debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series (or of all series, as the case may be) then outstanding, by written notice to OMAM and the trustee, may rescind such declaration and its consequences under the circumstances specified in the applicable debenture, except a continuing event of default in payment of interest or premium on, or the principal of, the debt securities.

The indenture will provide that no such rescission shall affect any subsequent default or impair any right consequent thereon.
With respect to the debt securities of any series, the holders of not less than a majority in principal amount of the debt securities of such series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that:

•	such direction shall not be in conflict with any rule of law or with the indenture;

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction; and

•	the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of debt securities of such series not consenting.

No holder of any debt security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

•	the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•
the holders of not less than 25% in principal amount of the debt securities of that series then outstanding shall have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

•
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority or more in principal amount of the debt securities of that series then outstanding.

However, no holder of a debt security has the right under the indenture to affect, disturb or prejudice the rights of any other holders of debt securities of the same series, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of the same series.

Every year we will be required to deliver to the trustee a certificate as to our performance of our obligations under the indenture and as to any defaults.

Mergers, Consolidations and Certain Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

•the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

•immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing;

•subject our properties or assets to a mortgage, pledge, lien, security interest or other encumbrance not permitted under the indenture unless we or such successor person has taken steps necessary to secure the debt securities equally and ratably with (or prior to) the indebtedness secured thereby; and

•we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, the successor entity will succeed to and be substituted for the Company as obligor for the Debt Securities with the same effect as if it had been named in the indenture as the Company.

Modification and Waiver

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that OMAM and the trustee may amend or supplement the indenture or the debt securities without notice to or the consent of any holder for clarification, corrections, and legal compliance purposes, including as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to make any change that does not adversely affect the interests thereunder of any holder in any material respect;

•
to qualify the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, or to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	to evidence the succession of another person to OMAM and that person’s assumption of OMAM’s covenants;

•	to add to OMAM’s covenants;

•	to add any additional events of default;

•	to secure the debt securities;

•	to add guarantors under the Indenture;

•	to establish the form or terms of debt securities;

•	to evidence the appointment of a successor trustee under the indenture;

•	to close the indenture with respect to authentication and delivery of additional series of debt securities;

•	to supplement the indenture in order to permit the defeasance and discharge of any series of debt securities; or

•
to conform any provision of the Indenture or any debt securities to the description thereof reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or any related guarantees or security documents.

The indenture will provide that OMAM and the trustee may make modifications and amendments to the indenture, and waive past defaults, with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding debt securities in a series; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby,

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of, or premium, if any, or interest on, any debt security;

•	reduce the amount of a debt security’s principal that would be due and payable upon a declaration of acceleration, following a default:

•	change the place of payment of, the currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of any debt security;

•	adversely affect any right to convert or exchange any debt security that is convertible or exchangeable; or

•	reduce the stated percentage of outstanding debt securities the consent of whose holders is necessary to modify, or amend the indenture or waive a past default.

Governing Law

Any issued debt securities and the indenture will be governed by the laws of the state of New York.

Concerning the Trustee

The indenture will provide that, except during the continuance of an event of default or default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
The indenture will provide that we will be deemed to have paid and will be discharged from any and all obligations in respect of any issued series of debt securities and the provisions of the indenture or will be released from our obligations to comply with covenants relating to those debt securities as described above or in the applicable prospectus supplement, (which may include obligations concerning subordination of our subordinated debt securities) if, among other things:

•
we have irrevocably deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the indenture) that through the payment of interest and principal in respect of those monies and/or U.S. Government Obligations in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the series of debt securities on the stated maturity of such payments and any applicable sinking fund or analogous payments in accordance with the terms of the indenture and the debt securities;

•	such defeasance shall not result in a breach, or constitute a default, under the indenture or any other material agreement of OMAM;

•
we have delivered to the trustee either (i) an opinion of counsel to the effect that holders will not recognize additional income, gain or loss for U.S. federal income tax purposes as a result of OMAM’s exercise of the defeasance or covenant defeasance, or (ii) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

•	OMAM has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all the conditions precedent to full defeasance have been complied with.

In the event we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to a series of debt securities and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default, however, we will remain liable for such payments.

We cannot defease our obligations to register the transfer or exchange of our debt securities; to replace our debt securities that have been stolen, lost or mutilated; to maintain paying agencies; or to hold funds for payment in trust. We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture, or if depositing amounts into trust would cause the trustee to have conflicting interests with respect to other of our securities.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Global Securities

We may issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. All debt securities represented by the same global security will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a Holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Generally, a global security will be terminated and interests in it will be exchanged for certificates in non-global form, referred to as certificated securities only in the following instances:

•	if the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for that global security;

•	if the depositary ceases to be a clearing agency and we do not appoint another institution to act as depositary within 90 days;

•	if we determine that we wish to terminate that global security; or

•
if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived, and the owner of beneficial interests in the global security requests that certificated securities be delivered; we discuss defaults above under “Events of Default.”

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and neither we nor the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the Holders of those debt securities.

Payment and Paying Agent

Unless specified otherwise in a prospectus supplement, in the event certificated registered debt securities are issued, the holders of certificated registered debt securities will be able to receive payments of principal and of interest on their debt securities at the office of the paying agent. All payments of interest may be received at the offices of such paying agent upon presentation of certificated debt securities and all payments of principal may be received at such offices upon surrender of the debt securities. We also have the option of mailing checks or making wire transfers to the registered holders of the debt securities. Unless specified otherwise in a prospectus supplement, we will maintain a paying agent for the debt securities in The City of New York at all times that payments are to be made in respect of the debt securities and, if and so long as the debt securities remain outstanding.

DESCRIPTION OF ORDINARY SHARES

For purposes of this description, references to “we”, “our”, and “us” refer only to OMAM and not to its subsidiaries.

The following is a summary of the rights and preferences of our ordinary shares and the related provisions of our articles of association, as in effect on the date hereof. While we believe that the following description covers the material terms of our share capital, the description may not contain all of the information that is important to you and is subject to and qualified in its entirety by our articles of association, which is included as an exhibit to the registration statement of which this prospectus forms a part, and the applicable provisions of the U.K. Companies Act 2006. The following description of our share capital is also subject to and qualified by the rights of our Parent under the Shareholder Agreement. See “Shareholder Agreement”.

As of the date of this prospectus, we had issued 120,536,829 of our ordinary shares, nominal value $0.001, held by two shareholders of record.

Ordinary Shares

Dividend Rights

Subject to the provisions of English law and any preferences that may apply to preferred ordinary shares outstanding at the time, holders of outstanding ordinary shares are entitled to receive dividends out of assets legally available at the times and in the amounts as our Board of Directors and our Parent, for so long as its approval is required, may determine from time to time. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. Any dividend unclaimed after a period of 12 years from the due date of payment of such dividend shall, if the Board of Directors so resolves, be forfeited and shall revert to us. In addition, the payment by our Board of Directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share into a separate account shall not constitute us as a trustee in respect thereof.

Voting Rights

Each outstanding ordinary share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of ordinary shares have no cumulative voting rights. Subject to any rights or restrictions attached to any shares on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder. None of our shareholders are entitled to vote at any general meeting or at any separate class meeting in respect of any share unless all calls or other sums payable in respect of that share have been paid. The directors may from time to time make calls on shareholders in respect of any amounts unpaid on their shares, whether in respect of nominal value of the shares or by way of premium. Shareholders are required to pay called amounts on shares subject to receiving at least 14 clear days' notice specifying the time and place for payment. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors.

Preemptive Rights

There are no rights of preemption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory preemption rights under the Companies Act 2006 in respect of the allotment of new shares as described in “-Differences in Corporate Law-Preemptive Rights.” These statutory pre-emption rights would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons, unless shareholders disapply such rights by a special resolution at a shareholders' meeting. These pre-emption rights were dis-applied by our shareholder prior to completion of the initial public offering and we shall propose equivalent resolutions in the future once the initial period of dis-application has expired. However, OMGUK will have pre-emption rights, subject to certain exceptions, until it ceases to own at least 7% of our outstanding ordinary shares. In any circumstances where the pre-emption rights have not been dis-applied, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders.

Conversion or Redemption Rights

Our ordinary shares are neither convertible nor redeemable, provided that our Board of Directors has the right to issue additional classes of shares in the Company (including redeemable shares) on such terms and conditions, and with such rights attached, as it may determine.

Liquidation Rights

Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred ordinary shares then outstanding. A liquidator may, with the sanction of a special resolution and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members.

Variation of Rights

The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated by (i) the written consent of the holders of 3/4 in nominal value of the issued shares of that class or (ii) a special resolution passed at a general meeting of the shareholders of that class.

Capital Calls

Our Board of Directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on its shares. If a call remains unpaid after it has become due and payable, and the 14 days' notice provided by our Board of Directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of our Board of Directors. None of our ordinary shares to be sold in this offering will be subject to a capital call.

Transfer of Shares

Our share register is maintained by our transfer agent, Computershare. Registration in this share register is determinative of share ownership. A shareholder who holds our shares through The Depository Trust Company, or DTC, is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in our official share register, as the depositary or other nominee will remain the record holder of such shares. The directors may decline to register a transfer of a share that is:

•	not fully paid or on which we have a lien;

•	not lodged duly stamped at our registered office or at such other place as the directors may appoint, except where uncertificated shares are transferred without a written instrument;

•
not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer, except where a certificate has not been issued;

•	a Default Share where the holder has failed to provide the required details to us under “-Other English Law Considerations-Disclosure of Interests in Shares”;

•	in respect of more than one class of share; or

•	in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

Limitations on Ownership

Under English law and our articles of association, there are no limitations on the right of non-residents of the United Kingdom or owners who are not citizens of the United Kingdom to hold or vote our ordinary shares.

Listing

Our ordinary shares are listed on the New York Stock Exchange under the symbol “OMAM.”

Preferred Ordinary Shares

Our Board of Directors may, from time to time, following an ordinary resolution of the ordinary shareholders granting authority to the directors to allot shares and a special resolution of the ordinary shareholders to amend the articles of association (and dis-apply pre-emption rights, if not already dis-applied), direct the issuance of preferred ordinary shares in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the ordinary shares. Satisfaction of any dividend preferences of outstanding preferred ordinary shares would reduce the amount of funds available for the payment of dividends on ordinary shares. Holders of preferred ordinary shares may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of ordinary shares. There are not presently any preferred ordinary shares outstanding, and we have no present intention to issue any preferred ordinary shares.

Registration Rights

We are party to a registration rights agreement with our Parent, pursuant to which our Parent may require us, beginning after the first anniversary of the consummation of our initial public offering, to file one or more registration statements with the SEC covering the public resale of registrable securities beneficially owned by our Parent and its subsidiaries with expected aggregate gross proceeds of at least $50 million. We will not be obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. We are obligated to file a shelf registration statement, upon any request made by our Parent after the first anniversary of the consummation of our initial public offering. In addition, our Parent has certain “piggy-back” registration rights, pursuant to which it is entitled to register the resale of its registrable securities alongside any offering of securities that we may undertake, and the amount of securities we may offer may be subject to “cutback” in certain cases. We will be responsible for the expenses associated with any sale under the agreement by our Parent, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale. Our Parent may assign its rights under the registration rights agreement to any transferee who acquires not less than 7% of our outstanding ordinary shares from our Parent.

We are party to a registration rights agreement with certain of our employees who received restricted ordinary shares pursuant to an exchange program described in “Compensation Discussion and Analysis-Compensation Plans Expected Post-Offering-Exchange from Old Mutual plc Restricted Shares”. Pursuant to the employee registration rights agreement, we will be obligated to file a shelf registration statement promptly after the first year anniversary of the consummation of the initial public offering to cover the restricted ordinary shares issued to the employees in the exchange program. We will be responsible for the expenses associated with registering the ordinary shares and maintaining the effectiveness of the shelf registration statement but will not be obligated to assist with any sale of the ordinary shares by the employees.

Articles of Association and English Law Considerations

Directors

Number

Unless and until we, in a general meeting of our shareholders, otherwise determine, the number of directors shall not be more than nine and shall not be less than two. While our Board of Directors is currently set at seven, pursuant to the Shareholder Agreement, our Parent has the right to increase the size of our Board of Directors to nine. Directors may be appointed by any ordinary resolution of shareholders or by the board. A director appointed by the board holds office until the following annual general meeting and if not re-appointed at such annual general meeting shall vacate office at its conclusion.

Borrowing Powers

Under our directors' general power to manage our business, our directors may exercise all the powers of the Company to borrow money, to indemnify and to mortgage or charge our undertaking, property, assets (present and future) and uncalled capital or parts thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of our Company or of any third party.

Directors' Interests and Restrictions

The following discussion should be read in conjunction with “Certain Relationships and Related Party Transactions”.

Our Board of Directors may, in accordance with our articles of association and the requirements of the Companies Act 2006, authorize a matter proposed to us that would, if not authorized, involve a breach by a director of his duty under section 175 of the Companies Act 2006 to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director is not required, by reason of being a director, to account to us for any remuneration or other benefit that he or she derives from a relationship involving a conflict of interest or possible conflict of interest which has been authorized by our Board of Directors.

Provided that he or she has disclosed to the directors the nature and extent of any material interest, a director may be a party to, or otherwise interested in, any transaction, contract or arrangement with us and he or she may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in any entity promoted by us or in which we are otherwise interested and that director shall not, by reason of his or her office, be accountable to us for any benefit that he or she derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; and no such transaction or arrangement shall be required to be avoided because of any such interest or benefit.

Except as provided in our articles of association, a director shall not vote at a meeting of the directors on any resolution concerning a matter in which he or she has, directly or indirectly, an interest, other than (i) an interest in our shares or debentures or other securities, (ii) where permitted by the terms of any authorization of a conflict of interest or by an ordinary resolution, or (iii) in the circumstances set out in the following paragraph, and shall not be counted in the quorum at a meeting with respect to any resolution on which he or she is not entitled to vote.

A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

•
the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or any other person at the request of or for the benefit of us or any of our subsidiary undertakings;

•
the giving of any guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiary undertakings for which he or she has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

•
any proposal concerning an offer of shares or debentures or other securities of or by us or any of our subsidiary undertakings for subscription or purchase or exchange in which offer he or she is or will be interested as a participant in the underwriting or sub-underwriting of such offer;

•
any contract, arrangement, transaction or proposal concerning any other corporate entity in which he or she or any person connected with him or her is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise, provided that he or she (together with persons connected with him or her) does not to his or her knowledge hold an interest representing one percent or more of the issued shares of any class of such corporate entity (or of any corporate entity through which his or her interest is derived) or of the voting rights available to shareholders of the relevant corporate entity;

•
any proposal concerning the adoption, modification or operation of a pension, superannuation fund or retirement, death or disability benefits scheme or an employees' share scheme under which he or she may benefit and which relates to our employees and/or directors and does not accord to such director any privilege or benefit not generally accorded to the persons to whom such scheme relates;

•	any proposal under which he or she may benefit concerning the giving of indemnities to our directors or other officers which the directors are empowered to give under our articles of association;

•
any proposal under which he or she may benefit concerning the purchase, funding and/or maintenance of insurance for any of our directors or other officers that the directors are empowered to purchase, fund or maintain under our articles of association; and

•	any proposal under which he or she may benefit concerning the provision to directors of funds to meet expenditures in defending proceedings.

Where proposals are under consideration to appoint two or more directors to offices or employments with us or with any company in which we are interested or to fix or vary the terms of such appointments, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not prohibited from voting as noted above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

If any question shall arise at any meeting as to the materiality of a director's interest or as to the entitlement of any director to vote and such question is not resolved by his or her agreeing voluntarily to abstain from voting, such question shall be referred to the chairman of the meeting (or, where the interest concerns the chairman, to the deputy chairman of the meeting) and his or her ruling in relation to any director shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been disclosed fairly.

Remuneration

Each of the directors may (in addition to any amounts payable as described below or under any other provision of our articles of association) be paid out of our funds such fees as the directors may from time to time determine.

Any director who is appointed to hold any employment or executive office with us or who, at our request, goes or resides abroad for any of our purposes or who otherwise performs services that in the opinion of the directors are outside the scope of his or her ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the directors (or any duly authorized committee of the directors) may determine either in addition to or in lieu of any other remuneration.

Each director may be paid his or her reasonable traveling expenses (including hotel and incidental expenses) of attending and returning from meetings of the directors or committees of the directors or general meetings or any separate meeting of the holders of any class of our shares or any other meeting that as a director he or she is entitled to attend and shall be paid all expenses properly and reasonably incurred by him or her in the conduct of our Company's business or in the discharge of his or her duties as a director.

Pensions and Other Benefits

The directors may exercise all of the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director, or any person who is or was at any time employed by, or held an executive or other office or place of profit in, us or any entity that is or has been a subsidiary of ours or a predecessor of our business or of any such subsidiary and for the families and persons who are or was a dependent of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

Appointment and Retirement of Directors

The directors shall have power to appoint any person who is willing to act to be a director, either to fill a casual vacancy or as an additional director so long as the total number of directors shall not exceed nine. Any director so appointed shall retire from office at our annual general meeting following such appointment. Any director so retiring shall be eligible for re-election.

We may by ordinary resolution elect any person who is willing to act as a director either to fill a vacancy or as an addition to the existing directors or to replace a director removed from office under our articles of association so long as the total number of directors does not at any time exceed nine.

Our Parent shall have the right to appoint directors in the number and the manner contemplated by the Shareholder Agreement. Any appointment or removal of a director nominated by the Parent, or a Parent Director, shall be made by notice in writing to us and such appointment or removal shall have effect from the date of delivery of such notice or the date (if any) specified in such notice.

Directors other than Parent Directors may be appointed for a fixed term, following which that director shall retire. A retiring director shall be eligible for re-election, provided that if he or she is not elected or deemed to be re-elected, he or she shall hold office until the next annual general meeting elects someone in his place or, if it does not do so until the end of that meeting.

If we, at the meeting at which a director retires, do not fill the vacancy, the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the director is put to the meeting and not passed.

Indemnity of Directors

Under our articles of association, and subject to the provisions of the Companies Act 2006, each of our directors is entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution and discharge of his or her duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, as described in “-Differences in Corporate Law-Liability of Directors and Officers.”

Shareholders' Meetings

Each year, we will hold a general meeting of our shareholders in addition to any other meetings in that year, and will specify the meeting as such in the notice convening it. The annual general meeting will be held at such time and place as the directors may appoint. The arrangements for the calling of general meetings are described in “-Differences in Corporate Law-Notice of General Meetings.” No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a chairman, which appointment shall not be treated as part of the business of a meeting. Two persons present and entitled to vote upon the business to be transacted, each being either a shareholder or a proxy for a shareholder or a duly authorized representative of a corporation which is a shareholder shall be a quorum for all purposes.

Requisitioning Shareholder Meetings

If any shareholder requests, in accordance with the provisions of the Companies Act 2006, us to (a) call a general meeting for the purposes of bringing a resolution before the meeting, or (b) give notice of a resolution to be proposed at a general meeting, such request must (in addition to any other statutory requirements):

•
set forth the name and address of the requesting person and equivalent details of any person associated with it or him (in the manner contemplated by the Articles), together with details of all interests held by it or him (and their associated persons) in us;

•
if the request relates to any business the member proposes to bring before the meeting, set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any proposed resolutions) and, in the case of any proposal to amend the Articles, the complete text of the proposed amendment; and

•
set forth, as to each person (if any) whom the shareholder proposes to nominate for appointment to the board of directors all information that would be required to be disclosed by us in connection with the election of directors, and such other information as we may require to determine the eligibility of such proposed nominee for appointment to the board.

Governing Law and Jurisdiction

The rights of our shareholders and any issues arising out of our articles of association will generally be governed by English law, and the English courts shall have exclusive jurisdiction with respect to any suits brought by shareholders (in their capacity as such) against us or our directors. For shareholders who hold our shares through DTC, your rights will also be governed by the rules and procedures of DTC and the terms of the relationship between you and the bank, broker or other financial institution through which you hold your interest.

Other English Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has, by virtue of acceptances of the offer, acquired or unconditionally contracted to acquire not less than 90% of the voting rights carried by the shares to which the offer relates, the offeror may give notice to the holder of any shares to which the offer relates that the offeror has not acquired or unconditionally contracted to acquire that it desires to acquire those shares on the same terms as the general offer.

U.K. City Code on Takeovers and Mergers

At this time, we do not expect the Takeover Code to apply to us on the basis that the Takeover Panel has confirmed that, on the basis of our planned board of directors, it does not consider the Takeover Code to apply to the Company, although that position is subject to change if our center of management and control is subsequently found to move to the U.K. If, at the time of a takeover offer, the Takeover Panel determines that we have our place of central management and control in the U.K., we could be subject to the Takeover Code, which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

•	acquires an interest in our shares that, when taken together with shares in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or

•
who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested,

•
the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months. As noted above, at this time, we do not expect the Takeover Code to apply on the basis that our management and control is outside the U.K. However, the analysis of whether the Takeover Code applies is fact-specific and therefore subject to change.

Notwithstanding the foregoing paragraph and the assumption that the Takeover Code does not apply to us, the Articles contain provisions restricting, in specified circumstances, certain transactions which would have an equivalent effect to a trigger of the mandatory offer rules set out in Rule 9 of the Takeover Code.

In particular, the Articles provide that if a person breaches any of the triggers for a mandatory offer under Rule 9 of the Takeover Code, or a Limit, or is otherwise involved in an acquisition prohibited by the Articles, then unless such breach is a result of certain specified permitted acquisitions, that person will be in breach of the Articles.

If the board believes that a breach of a Limit or the Articles has occurred it shall be permitted to take such actions as it in its absolute discretion sees fit, including (i) requiring any person appearing to be interested in our shares to provide such information as the board considers appropriate to make its necessary determinations, (ii) determining that the voting rights in relation to shares which are in excess of the Limit, or which otherwise triggered a breach of the Articles are for a particular time incapable of being exercised, (iii) determining that no transfer of any such excess shares shall be registered, (iv) determining that some or all of such excess shares will not carry any rights to dividends for a definite or indefinite period, or (v) taking such other action as the board thinks fit for the purpose of ensuring compliance with the Articles.

The Articles further provide, however, that an acquisition of shares in breach of a Limit will be permitted if the relevant person who breached the Limit (or any person connected with it or him) completes the making and implementation of a mandatory offer to acquire all of our shares, provided (amongst other things) that the Board has consented to the acquisition, or the acquisition is pursuant to an offer made by or on behalf of the acquiring person that is recommended by the Board.

If a mandatory offer is made in accordance with the requirements of the Articles and, notwithstanding that we may not at that time be subject to the provisions of the Takeover Code, the Articles provide that the Board shall have full authority to determine the application of the relevant provisions of the Articles by reference to the deemed application of the relevant parts of the Takeover Code. Such authority shall include all discretion vested in the Takeover Panel (as if the Takeover Code applied to us) and the Board shall not be required to give any reasons for any decision, determination, resolution or declaration taken or made in accordance with the relevant provisions of the Articles.

Notification of Interests in Shares

Pursuant to our articles of association, any shareholder who has a notifiable interest in our share capital (being an interest at any time when the aggregate nominal value of the shares in which he or she is interested is equal to or more than 3 percent of the aggregate nominal value of our issued share capital) shall be required to notify us of that interest:

•	immediately after the relevant time he or she acquires that interest, if he or she did not have such an interest immediately before that time;

•	immediately after the relevant time he or she ceases to have that interest, if he or she did have a notifiable interest immediately before that time; or

•	if he or she had a notifiable interest immediately before the relevant time and has such an interest immediately after it, but the percentage levels are not the same.

Any notification required to be made in accordance with the Articles must be made in writing by us within the period of two days next following the day on which that obligation arises. The notification must specify our share capital to which it relates and provide details of the number of shares comprised in that share capital immediately after the notification obligation arose, or otherwise state that the person no longer has a notifiable interest.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act 2006 and our articles of association, we are empowered by notice in writing to require any person whom we know to be, or have reasonable cause to believe to be, interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us the details of that person's interest and (so far as is within such person's knowledge) details of any other interest that subsists or subsisted in those shares. Under our articles of association, if a person defaults in supplying us with the required details in relation to the shares in question, or Default Shares, a court may order, or we may direct, that in respect of the Default Shares:

•	the relevant member shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings; and/or

•
any dividend or distribution or other money payable in respect of the Default Shares shall be retained by us without liability to pay interest, and/or (b) no transfers by the relevant person of shares other than approved transfers may be registered (unless such transfer is approved in accordance with the terms of our articles of association or such person is not in default and the transfer does not relate to Default Shares), and/or (c) any shares held by the relevant person in uncertificated form shall be converted into certificated form, and/or (d) the Default Shares are transferred to a person(s) procured by us.

Purchase of Own Shares

Under English law, a public limited company may purchase its own shares only out of the distributable profits of the company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Subject to the foregoing, because the New York Stock Exchange is not a “recognized investment exchange” under the Companies Act 2006, we may purchase our own fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of our ordinary shares before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

A share buy-back by us of our ordinary shares will give rise to U.K. stamp duty currently at the rate of 0.5% of the amount or value of the consideration payable by us, and such stamp duty will be paid by us.

Differences in Corporate Law

Certain provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the Delaware General Corporation Law relating to shareholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

England and Wales	Delaware

Number of Directors
Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company's articles of association. Our articles of association provide that the maximum number of directors is nine.

Under Delaware law, a corporation must have at least one director. The number of directors of a corporation is fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made by amendment of the certificate of incorporation. Delaware law does not contain specific provisions requiring a majority of independent directors.

Removal of Directors
Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days' notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the Companies Act 2006 are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, except:
      (i)  in the case of a corporation whose board is classified, stockholders may effect such removal only for cause; and
      (ii)  in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director can be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

England and Wales	Delaware
Vacancies on the Board of Directors
Under English law, the procedure by which directors (other than a company's initial directors) are appointed is generally set out in a company's articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, vacancies on a corporation's board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

Shareholder Action by Written Consent
A public company can only pass a shareholders' resolution by way of a vote taken at a meeting of its members. Accordingly, public companies cannot pass a written resolution by sanction of its members, and the relevant approval must be obtained by the company in a duly convened and held general meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent to the action is signed by stockholders holding at least a majority of the voting power. If a different proportion of voting power is required for an action at a meeting, then that proportion of written consents is also required.

Annual General Meeting
Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company's annual accounting reference date.
Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders must be held for the election of directors on a date and at a time designated by or in the manner provided in the by-laws.

Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may order a meeting to be held upon the application of any stockholder or director.

General Meeting
Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.
Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting.
Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

England and Wales	Delaware
Notice of General Meetings
Under the Companies Act 2006, 21 clear days' notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company's articles of association providing for a longer period, at least 14 clear days' notice is required for any other general meeting. In addition, certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days' notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders' consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws or under other portions of Delaware law, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and must specify the place, if any, date, hour, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.

Proxy
Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.
Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Issues of New Shares

Under the Companies Act 2006, the board of directors may issue new shares in the company, provided that they are authorized to do so either by (i) a provision of the company's articles of association, or (ii) a resolution of the company's shareholders.
Any authorization provided to the directors must specify (a) the maximum amount of shares which may be allotted under it, and (b) the expiry date of the authorization, which must not be more than five years following the date of incorporation of the company or the date of passing of the relevant authorizing resolution, as applicable.

Under Delaware law, the directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.

England and Wales	Delaware
Reduction of Share Capital
Under the Companies Act 2006, a public company may reduce or cancel its issued share capital in accordance with the provisions of the Companies Act 2006 if the reduction of capital has been approved by a special resolution of shareholders in general meeting and the reduction of capital has been confirmed by the court.
The special resolution of shareholders will need to specify the exact amount of the proposed reduction, although a public company cannot reduce its share capital below the minimum share capital requirements under the Companies Act 2006 (i.e. £50,000, of which at least one quarter must be fully paid up).

Under Delaware law, a corporation, by resolution of its board of directors, may retire any shares of its capital stock that are issued but are not outstanding. Whenever any shares of the capital stock of a corporation are retired, they resume the status of authorized and unissued shares of the class or series to which they belong unless the certificate of incorporation otherwise provides. Under Delaware law, a corporation may, under certain circumstances, by resolution of its board of directors, reduce its capital. No reduction of capital may be made or effected unless the assets of the corporation remaining after such reduction are sufficient to pay any debts of the corporation for which payment has not been otherwise provided. A reduction of capital will not release any liability of any stockholder whose shares have not been fully-paid.

Preemptive Rights
Under the Companies Act 2006, equity securities proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act 2006.

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such shares adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation, a stockholder does not, by operation of law, possess pre-emptive rights to subscribe to additional issuances of the corporation's capital stock.

Bonus Issue of Shares
Under the Companies Act 2006, if a company's articles of association permit a bonus issue of shares, the board of directors may be authorized to capitalize certain reserves or profits and use those to issue bonus shares in accordance with the terms of the articles of association and the provisions of the Companies Act 2006.
Under Delaware law, by resolution of the board of directors, dividends may be paid in shares of the corporation's capital stock.

England and Wales	Delaware
Distributions and Dividends

Under English law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made. This would include reserves created by way of a court-approved reduction of capital.
In the case of a public limited company, additional rules relating to capital maintenance requirements are applicable and, accordingly, a public company can only make a distribution (a) if, at the time that the distribution is made, the amount of its net assets is not less than the total of its called up share capital and undistributable reserves, and (b) if, and to the extent that, the distribution itself , at the time it is made, does not reduce the amount of net assets to less than that total.
Undistributable reserves include the share premium account, the capital redemption reserve, the amount by which the company's unrealized uncapitalised profits exceed its unrealized losses not written off, or any other reserve that the company is prohibited from distributing either by statute or by its constitutional documents.
The determination as to whether or not the company has sufficient distributable profits to fund a dividend or distribution must be made by reference to the “relevant accounts” of the company. Relevant accounts are always individual (not group) accounts and may be any of the following: (i) the company's most recent annual accounts, (ii) specifically prepared interim accounts, or (iii) specifically prepared initial accounts.

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, directors may declare and pay dividends upon the shares of its capital stock either (i) out of its surplus or (ii) if the corporation does not have surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
The excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital is surplus. Net assets means the amount by which total assets exceed total liabilities.
Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

Irrespective of the accounts used to justify the dividend or distribution, they must enable reasonable judgment to be made of the company's profits, losses, assets and liabilities, include appropriate provisions, and include details of the company's share capital and reserves (including undistributable reserves).
The process for declaring and paying dividends is usually set out in a company's articles of association. Typically these will provide that (a) final dividends are declared by shareholders following a recommendation from the board of directors (often at the company's annual general meeting), and (b) interim dividends can be decided solely by the board of directors.
Dividends may be declared and paid in the form of cash, property, stock or other non-cash assets and may be paid in dollars or any other currency.

England and Wales	Delaware
Repurchases and Redemptions of Shares

Under English law, a company is free to purchase its own shares, unless its articles of association expressly prohibit or limit share buybacks. A company's articles may also provide that repurchased shares are either cancelled or held as treasury shares.
A share repurchase can be funded either out of distributable profits or from the proceeds of a fresh issue of shares made for the purpose of financing the buyback. Public companies are not permitted to purchase their own shares out of capital.
Any repurchase of a company's shares will require shareholder approval. For an “off-market” purchase, the relevant buyback contract must be approved by shareholders either (i) before it was entered into, or (ii) after it was entered into, but provided that no shares may be purchased under the contract until it has been approved (by way of a special resolution). For a “market” purchase, the repurchase must be approved by an ordinary resolution of the shareholders (unless the company's articles require a higher percentage), and it is common for listed companies to seek an annual authority from shareholders to repurchase shares at their annual general meeting.
A public limited company has the authority to issue redeemable shares provided that this is permitted by its articles of association (and the articles can be amended by way of special resolution if necessary for these purposes). Shares which are capable of being redeemed must be issued as redeemable shares from the outset and, accordingly, a company cannot amend the terms attaching to a non-redeemable class of shares to make them redeemable. Under the Companies Act 2006, a company which has issued redeemable shares must ensure that it has at least one non-redeemable share in issue and, in the case of a public limited company, that the redemption does not reduce the share capital of the company below the statutory minimum (£50,000, of which one-quarter must be fully paid up) unless the company intends to re-register as a private limited company.

Under Delaware law, any stock of any class or series may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of a specified event; provided however, that immediately following any such redemption the corporation must have outstanding one or more shares of one or more classes or series of shares, which share, or shares together, have full voting powers.
Any stock which may be made redeemable may be redeemed for cash, property or rights, including securities of the same or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.
Every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation may (i) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation other than a non-stock corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced (ii) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or (iii) redeem any of its shares, unless their redemption is authorized by Delaware law and then only in accordance with its certificate of incorporation.

England and Wales	Delaware
Liability of Directors and Officers
Under the Companies Act 2006, any provision (whether contained in a company's articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for a company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he or she is successful in defending the claim or criminal proceedings); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company's activities as trustee of an occupational pension plan).

Under Delaware law, a corporation's certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or (iv) any transaction from which the director derives an improper personal benefit.
In addition, under Delaware law, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action is by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; provided, with respect to any criminal action or proceeding, there was no reasonable cause to believe the person's conduct was unlawful; provided, further, that the corporation may not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless determined otherwise by court order.

Voting Rights
Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company's articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right). A company's articles of association may provide more extensive rights for shareholders to call a poll. Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

England and Wales	Delaware

Shareholder Vote on Certain Transactions
The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of restructurings, amalgamations, capital reorganizations or takeovers.

These arrangements require:

● the approval at a shareholders' or creditors' meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets or dissolution requires the approval of the board of directors and approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Director
Under English law, a director owes various statutory and fiduciary duties to the company, including:

● to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

● to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;
● to act in accordance with the company's constitution and only exercise his or her powers for the purposes for which they are conferred;

● to exercise independent judgment;
● to exercise reasonable care, skill and diligence;

● not to accept benefits from a third party conferred by reason of his or her being a director or doing (or not doing) anything as a director; and

● a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

England and Wales	Delaware
Shareholder Suits
Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company's internal management.
Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director's negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company's affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

● state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

● allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff's failure to obtain the action; or

● state the reasons for not making the effort.
Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Inspection of Books and Records
Under the Companies Act 2006, shareholders have rights including the right to:

● inspect and obtain copies (for a fee) of the minutes of all general meetings of the company and all resolutions of members passed other than at a general meeting;

● inspect copies of the register of members, register of directors, register of secretaries and other statutory registers maintained by the company;

● receive copies of the company's annual report and accounts for each financial year;

● receive notices of general meetings of the company.
A company's articles of association must be registered at Companies House and are therefore open to public inspection.
Shareholders do not have any right to inspect board minutes of the company.

Under Delaware law, any stockholder, in person or by attorney or other agent, does, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from:
(i) the corporation's stock ledger, a list of its stockholders, and its other books and records; and
(ii) a subsidiary's books and records, to the extent that:
(a) the corporation has actual possession and control of such records of such subsidiary; or
(b) the corporation could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand:
(1) the stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the subsidiary and a person or persons not affiliated with the corporation; and
(2) the subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.

England and Wales	Delaware
Amendments of Constituent Documents
Under the Companies Act 2006, companies may only alter their articles of association by way of passing a special resolution of shareholders in general meeting. A special resolution under English law requires the approval of not less than 75% of the votes cast at a general meeting at which a quorum is present.

Under Delaware law, corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation.

The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. A majority of the outstanding shares entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class must vote in favor of the amendment.

The holders of the outstanding shares of a class must be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

SELLING SHAREHOLDERS

The selling shareholders may from time to time on a delayed or continuous basis offer and sell pursuant to this prospectus and any applicable prospectus supplement 80,473,625 of our ordinary shares beneficially owned by them on the date hereof. The selling shareholders may sell all, a portion or none of the shares registered under the registration statement of which this prospectus forms a part. The information regarding the ordinary shares beneficially owned after the offering assumes the sale of all ordinary shares offered by the selling shareholders pursuant to this prospectus.

The shares registered under this registration statement by the selling shareholders include 1,212,766 restricted shares that were issued to certain of our employees at the time of our initial public offering in exchange for unvested Old Mutual plc restricted shares held by these employees. The exchange program was intended to provide employees who elected to participate with restricted share awards of our ordinary shares of equivalent value to the Old Mutual plc restricted shares they then held. The exchange valued our ordinary shares at the price sold to investors in our initial public offering. The exchange valued Old Mutual plc's ordinary shares using the weighted-average sale price over the three consecutive trading days on the London Stock Exchange up to and including the date of the exchange.

Each selling shareholder has advised us that notwithstanding its inclusion as a selling shareholder in this prospectus, it may continue to evaluate whether to make purchases of our ordinary shares. Such purchases, if any, would be in accordance with the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. We may amend or supplement this prospectus from time to time in the future to update or change this selling shareholder list and the securities that may be resold. Selling shareholders may not sell any of our ordinary shares pursuant to this prospectus until we have identified such selling shareholder, any relationship any selling shareholder has had with us in the three years prior to any such sale, the total number of ordinary shares held by each selling shareholder before and after the sale and the number of ordinary shares being offered for resale by such selling shareholder in a subsequent prospectus supplement.

The table below describes certain selling shareholders’ beneficial ownership of ordinary shares (i) as of the date of this prospectus, and (ii) assuming the selling shareholder has sold all of the ordinary shares beneficially owned by such selling stockholder that may be offered. Information about additional selling shareholders, if any, including their identities and the ordinary shares to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

For purposes of this table, beneficial ownership is determined by rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after November 1, 2015, through the exercise of any stock option or other right.

	Number of Ordinary Shares Beneficially Owned Prior to the Offering		Number of Ordinary Shares that may be sold in this Offering(1)	Ordinary Shares Beneficially Owned After this Offering(2)
Name of Selling Shareholder	Number	Percent		Number	Percent
Old Mutual plc	79,260,859	65.8%	79,260,859	—	—%
______________________

(1) The selling shareholders may sell all, a portion or none of the shares included in this column.

(2) The information regarding the ordinary shares beneficially owned after the offering assumes the sale of all ordinary shares offered by the selling shareholders pursuant to this prospectus.

(3) Amounts shown reflect the aggregate number of our ordinary shares held by Old Mutual plc based solely on information set forth in a Schedule 13G/A filed with the SEC on June 23, 2015. Old Mutual plc reported sole voting a dispositive power over all of the 79,260,859 ordinary shares. Old Mutual plc owns its ordinary shares indirectly through OM Group (UK) Limited, its wholly owned subsidiary. The address of Old Mutual plc is 5th Floor, Millennium Bridge House, 2 Lambeth Hill, London, England EC4V 4GG.

PLAN OF DISTRIBUTION

We and/or a selling shareholder may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The selling shareholder may be deemed to be an underwriter, as defined in Section 2(a)(11) of the Securities Act of 1933, as amended. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	the terms of any arrangement entered into with any dealer or agent.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we and/or the selling shareholder inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of securities, we and/or the selling shareholder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We and/or the selling shareholder will include in the prospectus supplement the names of the dealers and the terms of the transaction.

The selling shareholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling shareholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

Direct Sales and Sales Through Agents

We and/or the selling shareholder may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we and/or the selling shareholder will name any agent involved in the offer or sale of the offered securities, and we and/or the selling shareholder will describe any commissions payable to the agent. Unless we and/or the selling shareholder inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and/or the selling shareholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We and/or the selling shareholder will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

The selling shareholder is a limited partnership. To the extent that it makes a pro rata in-kind distribution of the ordinary shares to its partners pursuant to the registration statement of which this prospectus is a part by delivering a prospectus and such partners are not affiliates of ours, such partners would thereby receive freely tradable ordinary shares pursuant to the distribution.

If we and/or the selling shareholder so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We and/or the selling shareholder may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us and/or the selling shareholder in the ordinary course of their businesses.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities and other certain legal matters will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York and Morgan, Lewis & Bockius (UK) LLP, London, UK.
EXPERTS
The consolidated financial statements of OM Asset Management plc as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$
OM Asset Management plc
% Notes due 20
Prospectus Supplement
_______________

July , 2016
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Joint Book-Running Managers

BofA Merrill Lynch
Wells Fargo Securities
Citigroup

Joint Lead Manager

RBC Capital Markets